                       AUTOPISTAS DEL SOL S.A., as Issuer

                        JPMORGAN CHASE BANK, as Trustee,
                     Co-Registrar and Principal Paying Agent

                                       AND

                       JPMORGAN CHASE BANK, as Registrar,
                         Paying Agent and Transfer Agent

                  -------------------------------------------

                                    INDENTURE

                          Dated as of June -, 2004

                                   Relating to

                                 DEBT SECURITIES
                              (Issuable in Series)

                  -------------------------------------------

                              CROSS-REFERENCE TABLE

    Trust Indenture                                               Indenture
      Act Section                                                  Section
----------------------                                           -----------
Section 310     (a)(1)     ..................................           7.10
                (a)(2)     ..................................           7.10
                (a)(3)     ..................................           N.A.
                (a)(4)     ..................................           N.A.
                (a)(5)     ..................................           7.10
                (b)        ..................................    7.08; 7.10;
                                                                       10.01

                (c)        ..................................           N.A.

Section 311     (a)        ..................................           7.11
                (b)        ..................................           7.11
                (c)        ..................................           N.A.

Section 312     (a)        ..................................           2.05
                (b)        ..................................          10.03
                (c)        ..................................          10.03

Section 313     (a)        ..................................           7.06
                (b)(1)     ..................................           7.06
                (b)(2)     ..................................           7.06
                (c)        ..................................           7.06
                (d)        ..................................           7.06

Section 314     (a)        ..................................     4.16; 4.15
                (b)        ..................................           N.A.
                (c)(1)     ..................................          10.04
                (c)(2)     ..................................          10.04
                (c)(3)     ..................................           N.A.
                (d)        ..................................           N.A.
                (e)        ..................................          10.05
                (f)        ..................................           N.A.

Section 315     (a)        ..................................         7.01(b)
                (b)        ..................................    7.05; 10.01
                (c)        ..................................         7.01(a)
                (d)        ..................................         7.01(c)
                (e)        ..................................           6.11

                                      (i)

Section 316     (a)        ..................................           2.09
                (a)(1)(A)  ..................................           6.05
                (a)(1)(B)  ..................................           6.04
                (a)(2)     ..................................           N.A.
                (b)        ..................................           6.07

Section 317     (a)(1)     ..................................           6.08
                (a)(2)     ..................................           6.09
                (b)        ..................................           2.04

Section 318     (a)        ..................................          10.02

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                      (ii)

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions......................................................................    1

Section 1.02.       Other Definitions................................................................   11

Section 1.03.       Incorporation by Reference of Trust Indenture Act................................   12

Section 1.04.       Rules of Construction............................................................   12

                                    ARTICLE 2
                               THE DEBT SECURITIES

Section 2.01.       Form and Dating..................................................................   13

Section 2.02.       Aggregate Principal Amount; Title and Terms......................................   15

Section 2.03.       Execution and Authentication.....................................................   17

Section 2.04.       Registrar and Paying Agent.......................................................   17

Section 2.05.       Paying Agent to Hold Money and Assets in Trust; Payments Considered Paid.........   18

Section 2.06.       Holder Lists.....................................................................   19

Section 2.07.       Replacement Debt Security........................................................   19

Section 2.08.       Outstanding Debt Securities......................................................   19

Section 2.09.       Treasury Debt Securities.........................................................   19

Section 2.10.       Temporary Debt Securities........................................................   20

Section 2.11.       Cancellation.....................................................................   20

Section 2.12.       Defaulted Interest...............................................................   20

Section 2.13.       Deposit of Moneys................................................................   20

Section 2.14.       CUSIP Number.....................................................................   21

Section 2.15.       Registration, Registration of Transfer and Exchange..............................   21

Section 2.16.       Book-Entry Provisions for Global Debt Securities; Transfer and Exchange
                    of Global Debt Securities and Certificate Debt Securities........................   21

Section 2.17.       Special Transfer Provisions......................................................   25

                                    ARTICLE 3
                            REDEMPTION AND REPURCHASE

Section 3.01.       Right of Redemption; Notices to Trustee..........................................   26

Section 3.02.       Selection of Debt Securities to Be Redeemed......................................   27

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                       Page
                                                                                                       ----
Section 3.03.       Notice of Redemption.............................................................   27

Section 3.04.       Effect of Notice of Redemption...................................................   28

Section 3.05.       Deposit of Redemption Price......................................................   28

Section 3.06.       Debt Securities Redeemed in Part.................................................   29

Section 3.07.       Purchase of Debt Securities by the Company.......................................   29

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.       Payment of Debt Securities.......................................................   29

Section 4.02.       Maintenance of Office or Agency..................................................   29

Section 4.03.       Payment of Additional Amounts....................................................   30

Section 4.04.       Limitation on Additional Indebtedness............................................   30

Section 4.05.       Limitation on Liens..............................................................   31

Section 4.06.       Limitation on Sale and Leaseback Transactions....................................   31

Section 4.07.       Limitation on Creation of Subsidiaries...........................................   32

Section 4.08.       Proceeds of Asset Sales..........................................................   32

Section 4.09.       Limitations on Transactions with Affiliates......................................   32

Section 4.10.       Limitation on Investments, Loans and Advances....................................   32

Section 4.11.       Limitation on Business Activities................................................   33

Section 4.12.       Corporate Existence..............................................................   33

Section 4.13.       Payment of Taxes and Other Claims................................................   33

Section 4.14.       Compliance Certificate...........................................................   33

Section 4.15.       Limitation on Dividends..........................................................   34

Section 4.16.       Reports..........................................................................   34

Section 4.17.       Waiver of Stay, Extension or Usury Laws..........................................   34

Section 4.18.       Maintenance of Properties and Insurance..........................................   34

Section 4.19.       Compliance with Laws.............................................................   35

Section 4.20.       Investment Company Act...........................................................   35

Section 4.21.       Notices of Default...............................................................   35

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

Section 5.01.       Consolidations, Merger and Sales of Assets.......................................   35

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                       Page
                                                                                                       ----
Section 5.02.       Successor Corporation Substituted................................................   36

                                    ARTICLE 6
                              DEFAULT AND REMEDIES

Section 6.01.       Events of Default................................................................   36

Section 6.02.       Acceleration.....................................................................   38

Section 6.03.       Other Remedies...................................................................   38

Section 6.04.       Waiver of Past Defaults..........................................................   39

Section 6.05.       Control by Majority..............................................................   39

Section 6.06.       Limitation on Suits..............................................................   39

Section 6.07.       Rights of Holders to Receive Payment.............................................   40

Section 6.08.       Collection Suit by Trustee.......................................................   40

Section 6.09.       Trustee May File Proofs of Claim.................................................   40

Section 6.10.       Priorities.......................................................................   40

Section 6.11.       Undertaking for Costs............................................................   41

                                    ARTICLE 7
                                   THE TRUSTEE

Section 7.01.       Duties of Trustee................................................................   41

Section 7.02.       Rights of Trustee................................................................   42

Section 7.03.       Individual Rights of Trustee.....................................................   43

Section 7.04.       Trustee's Disclaimer.............................................................   43

Section 7.05.       Notice of Default................................................................   43

Section 7.06.       Reports by Trustee to Holders....................................................   44

Section 7.07.       Compensation and Indemnity.......................................................   44

Section 7.08.       Replacement of Trustee...........................................................   45

Section 7.09.       Successor Trustee by Merger, Etc.................................................   46

Section 7.10.       Eligibility; Disqualification....................................................   46

Section 7.11.       Preferential Collection of Claims Against the Company............................   47

Section 7.12.       Conditions of Agent's Obligations................................................   47

Section 7.13.       Resignation and Appointment of Successor Agent...................................   48

Section 7.14.       Trustees Priority of Payment.....................................................   49

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                       Page
                                                                                                       ----
                                    ARTICLE 8
                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01.       Defeasance.......................................................................   50

Section 8.02.       Termination of Obligations upon Cancellation of the Debt Securities..............   53

Section 8.03.       Compliance with Trust Indenture Act..............................................   53

Section 8.04.       Survival of Certain Obligations..................................................   53

Section 8.05.       Acknowledgment of Discharge by Trustee...........................................   53

Section 8.06.       Application of Trust Assets......................................................   54

Section 8.07.       Repayment to the Company; Unclaimed Money........................................   54

Section 8.08.       Reinstatement....................................................................   54

                                    ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.       Without Consent of Holders.......................................................   54

Section 9.02.       With Consent of Holders..........................................................   55

Section 9.03.       Compliance with Trust Indenture Act..............................................   56

Section 9.04.       Revocation and Effect of Consents................................................   56

Section 9.05.       Notation on or Exchange of Debt Securities.......................................   57

Section 9.06.       Trustee to Sign Amendments, Etc..................................................   57

Section 9.07.       Holders' Meetings................................................................   57

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.      Notices..........................................................................   60

Section 10.02.      Trust Indenture Act Controls.....................................................   61

Section 10.03.      Communications by Holders........................................................   61

Section 10.04.      Certificate and Opinion as to Conditions Precedent...............................   61

Section 10.05.      Statements Required in Certificate or Opinion....................................   61

Section 10.06.      Rules by Trustee, Paying Agent, Registrar........................................   62

Section 10.07.      Governing Law....................................................................   62

Section 10.08.      No Adverse Interpretation of Other Agreements....................................   62

Section 10.09.      No Recourse Against Others.......................................................   62

Section 10.10.      Successors.......................................................................   63

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                       Page
                                                                                                       ----
Section 10.11.      Severability.....................................................................   63

Section 10.12.      Table of Contents, Headings, Etc.................................................   63

Section 10.13.      Benefits of Indenture............................................................   63

Section 10.14.      Independence of Covenants........................................................   63

Section 10.15.      Counterparts.....................................................................   63

Section 10.16.      Agent for Service; Submission to Jurisdiction; Waiver of Immunities..............   63

Section 10.17.      Judgment Currency................................................................   64

Section 10.18.      Foreign Exchange Restrictions....................................................   64

EXHIBITS

A        Form of Debt Securities

B        Form of Legend for Global Debt Security

C        Form of Private Placement Legend

D Form of Transfer Certificate for Transfer from Rule 144A Global Security to Regulation S Global Security

E Form of Transfer Certificate for Transfer from Regulation S Global Security to Rule 144A Global Security

F Form of Transfer Certificate for Transfer from Certificated Debt Security to Rule 144A Global Security

G Form of Transfer Certificate for Transfer from Certificated Debt Security to Regulation S Global Security

H Form of Transfer Certificate for Transfer from Certificated Debt Security to Certificated Debt Security

-----------------------
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

                  INDENTURE, dated as of June -, 2004, between AUTOPISTAS DEL SOL S.A., a sociedad anonima existing under the laws of the Republic of Argentina, and registered with the Public Registry of Commerce on February 4, 1994 under No. 950, Book 114, Volume "A" of Sociedades Anonimas, with its current domicile at Av. Leandro N. Alem 986 4th Floor, (C1001AAR), Buenos Aires, Argentina (the "Company"), as Issuer, JPMORGAN CHASE BANK, as trustee (the "Trustee") Co-Registrar and Principal Paying Agent, and JPMORGAN CHASE BANK, as Registrar, Paying Agent and Transfer Agent.

                             RECITALS OF THE COMPANY

                  WHEREAS, from time to time the Company may duly authorize the creation of an issue of negotiable obligations to be issued in accordance with the Negotiable Obligations Law (the "Debt Securities") in one or more series in such minimum amount, if any, as may be set forth from time to time; and

                  WHEREAS, all things necessary to be done by the Company to make the Debt Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company upon payment therefor by the purchasers thereof, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, respectively, have been done.

                             RECITAL OF THE TRUSTEE

                  WHEREAS, the Trustee has agreed to act as Trustee, Co-Registrar and Principal Paying Agent under this Indenture on the following terms and conditions.

                                  NOW THEREFORE

                  In consideration of these premises, the Company and the Trustee mutually covenant and agree for the benefit of the Holders from time to time of the Debt Securities as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. Definitions.

                  "Accrued Bankruptcy Interest" means all interest accruing subsequent to the occurrence of any events specified in Section 6.01(f) or (g) or which would have accrued but for any such event.

                  "Acquired Indebtedness" means Indebtedness of the Company assumed in connection with an Asset Acquisition by the Company, other than Indebtedness incurred in connection with, or in anticipation of, such Asset Acquisition.

                  "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, including, where a Person (i) holds a sufficient equity interest in a corporation or a limited liability company to permit the Person either to elect a majority of the Board of Directors or to control the management of the entity, (ii) is directly or indirectly the general partner of a limited partnership or (iii) is the managing partner of a partnership, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing, provided that, any Person owning or controlling 10% or more of the voting securities of the Company will be deemed to be an Affiliate.

                  "Agent" means any Registrar, Paying Agent, transfer agent or co-Registrar of the Debt Securities appointed from time to time by the Company hereunder (collectively, the "Agents").

                  "Applicable Procedures" means the applicable procedures in effect from time to time of DTC, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable.

                  "Argentina" means the Republic of Argentina.

                  "Argentine GAAP" means generally accepted accounting principles in Argentina in accordance with accounting principles adopted by the Professional Council of Economic Sciences of the Autonomous City of Buenos Aires and in accordance with the accounting regulations adopted by the CNV applicable to all public companies in Argentina.

                  "Argentine Personal Assets Tax" means the personal assets tax ("impuesto a los bienes personales") set forth under Argentine Law 23,966, as amended and implemented from time to time.

                  "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company in any other Person, in either case pursuant to which such Person shall be merged with or into the Company, or (ii) any acquisition by the Company of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer or disposition by the Company, in one transaction or a series of related transactions, of (i) substantially all of the assets of the Company representing a division or line of business, (ii) any of the revenues of the Company, or (iii) other assets or rights of the Company outside of the ordinary course of business, in each case, other than isolated transactions which do not exceed U.S.$500,000 in aggregate annually. For the purposes of this definition, the term "Asset Sale" shall not include any disposition of properties and assets of the Company that is governed under and complies with the requirements set forth in the covenant described under Section 5.01 or any sale by the Company of its Capital Stock.

                  "Attributable Debt" means in respect of a sale and leaseback arrangement, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined in good faith by the Board of Directors) or (ii) the present value

(discounted at the interest rate borne by the Debt Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar U.S. federal or state or Argentine, or foreign law for the relief of debtors.

                  "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by an Officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                  "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York City are not required to be open.

                  "Capital Stock" means capital stock or other equity participations, including partnership interests, or warrants, options or other rights to acquire capital stock or other equity participations (but excluding any debt security that is convertible into, or exchangeable for, capital stock or other such equity participations).

                  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under Argentine GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with Argentine GAAP.

                  "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the U.S. Federal Reserve System having combined capital and surplus and undivided profits of not less than U.S.$500.0 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition: provided that the terms of such agreements comply with the guidelines set forth in the United States Federal Financial Agreements of Depositary Institutions with Securities Dealers and Others, as adopted by the United States Comptroller of the Currency; (v) Argentine peso deposits in any of the ten largest banks (based on assets as of the prior year end) organized under the law of Argentina;
(vi) time deposits with financial institutions having a combined capital and surplus of at least U.S.$50,000,000; (vii) investments in money market funds all of the assets of which consist of securities of the types described in the foregoing clauses (i) through (vi); and (viii) marketable debt or equity securities, held for not more than 15 days, that are directly or indirectly listed on any United States stock exchange or quotation system.

                  "Certificated Debt Securities" means certificated Debt Securities in fully-registered definitive form.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme or the successor to its securities clearance and settlement operations.

                  "CNV" means the Comision Nacional de Valores of Argentina.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" with respect to any Person organized under the laws of Argentina means acciones ordinarias of such Person and with respect to any other Person, means such class of shares, quotas or other equity interests as constitute the common equity capital of such Person, regardless of how such claims may be denominated.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                  "Company Certificate" means, with respect to any Person, a certificate signed by two or more Directors or two or more Officers or a combination of Director(s) and Officer(s) of such Person appearing in an incumbency certificate provided to the Trustee.

                  "Company Order" means a written order or request signed in the name of the Company by its Chairman or Vice Chairman, and by another Officer, and delivered to the Trustee.

                  "Concession" means the concession granted by Argentina to the Company for the upgrade and operation of the Acceso Norte-City of Buenos Aires toll highway in accordance with the provisions of Argentine Law No. 17,520, as amended by Argentine Law No. 23,696 and Resolution No. 1485/92 of the Ministry of Economy and Public Works and Services of Argentina and implemented through the Concession Agreement dated September 27, 1993 between the Ministry of Economy and Public Works and Services of Argentina on behalf of Argentina and the shareholders of the Company, which was ratified by the Company on May 26, 1994 and further approved by the Republic of Argentina pursuant to Decree No. 1,167/94, as further amended.

                  "Concession Redemption" means the Company ceases to be the holder of the Concession or the Concession ceases to be in full force and effect.

                  "Construction Contract" means the "Contrato de Locacion de Obra" dated April 30, 1997 among the Company and the Consortium then consisting of Iglys S.A., IECSA S.A., Dragados Obras y Proyectos S.A. and Dycasa Sociedad Anonima and the termination agreement entered into among the Company and the Consortium on November 12, 2002, and any amendment or renewal thereof entered into from time to time, pursuant to which (a) remaining obligations of the Company and the Consortium under the Contrato de Locacion de Obra were cancelled and (b) unpaid amounts owed by the Company to the Consortium under the Contrato de Locacion de Obra and to be paid to the Consortium pursuant to the termination agreement were established.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

                  "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar financial agreement or arrangement to which such Person is a party or a beneficiary.

                  "Current Ratio" means, at any time, the ratio of current assets to current liabilities of any Person, as measured in accordance with Argentine GAAP, based on such Person's most recently published quarterly financial statements.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Debt Securities" has the meaning specified in the recitals of the Company of this Indenture.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, with respect to Debt Securities issued in the form of one or more Global Debt Securities, The Depository Trust Company or another Person designated as depositary by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Director" means a Person duly appointed as a member of the Board of Directors of the Company.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, carries the right to any mandatory dividend or distribution payment (other than a right that is expressly subject to compliance by the Company with its obligations under this Indenture), matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" or "Fair Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length transaction, for cash, between a willing seller and a willing buyer, neither of whom is related to the other or is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

                  "Global Debt Security" means a Debt Security evidencing all or a part of the Debt Securities of any series, issued to the Depositary or its nominee in accordance with Section 2.03 and bearing the legend prescribed in Exhibit B.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" means the registered holder of one or more series of Debt Securities acting separately with respect to each such series of Debt Securities.

                  "Indebtedness" means, with respect to any Person, (i) any liability, contingent or otherwise, of such Person (a) for money borrowed or raised (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property), or (c) any amount appearing on such Person's balance sheet as a liability for a Capitalized Lease Obligation; (ii) any obligation of others of the kind described in the preceding clause (i) which such Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clause (i), (ii) or
(iii).

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Installment Payment Date" means, with respect to Debt Securities of any series the dates (other than the Maturity Date) on which payments of principal are due on the Debt Securities of such series.

                  "Interest Payment Date" means, with respect to Debt Securities, the Stated Maturity of an installment of interest on Debt Securities of such series.

                  "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates with respect to Indebtedness of such Person.

                  "Investment" means, with respect to any Person, a direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person; provided that no Person shall be deemed to have made an Investment if the only thing of value tendered by such Person in the applicable transaction is Capital Stock (other than Disqualified Stock) of such Person.

                  "Issue Date" means, with respect to Debt Securities of any series, the original date of issuance and purchase of the Debt Securities of such series as specified in or pursuant to the relevant Board Resolution, Company Certificate or indenture supplemental hereto with respect thereto.

                  "Leverage Ratio" means, with respect to any Person, at any time, the ratio of the Total Indebtedness of such Person to the Net Worth of such Person, as measured in accordance with Argentine GAAP based on such Person's most recently published quarterly financial statements.

                  "Lien" means, with respect to any Person, any mortgage, deed of trust, pledge, lien, lease, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal (tangible or intangible) property or any interest therein of such Person, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code or the applicable Argentine law of any jurisdiction other than to reflect ownership by a third party of property leased to such Person or any of its subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

                  "Management Agreement" means the agreement dated April 1, 1997, as amended, as in effect on the Issue Date among the Company and the Consortium then consisting of Impregilo International Infraestructures N.V., Iglys S.A., Grupo Dragados S.A., Dycasa Sociedad Anonima and Sideco Americana S.A., and any amendment or renewal thereof entered into from time to time.

                  "Maturity Date" when used with respect to Debt Securities of any series, means the date on which the principal of the Debt Securities of such series becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, the Company Certificate or the indenture supplemental hereto with respect thereto.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Negotiable Obligations Law" means the Negotiable Obligations Law of Argentina, Law No. 23,576 as amended by Law No. 23,962.

                  "Net Proceeds" means (i) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof determined at the time of receipt), and (ii) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into Capital Stock of the Company which does not constitute Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses incurred by the Company in connection therewith).

                  "Net Worth" means, with respect to any Person at any date of determination, the equity represented by the shares of such Person's Capital Stock (other than Disqualified Stock) at such date, as determined in accordance with Argentine GAAP.

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S under the Securities Act.

                  "Officer" means, with respect to any Person, the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, the President, any Vice President or the General Counsel of such Person.

                  "Opinion of Counsel" means a written opinion from legal counsel (who may be the Company's own internal legal counsel or counsel to the Company) which and who are reasonably acceptable to the Trustee, complying with the requirements of Section 10.04 and Section 10.05 as they relate to the giving of an Opinion of Counsel. The cost of obtaining such Opinion of Counsel shall be borne by the Company and shall not be an expense of the Trustee.

                  "Paying Agent" has the meaning provided in Section 2.04(a), except that for the purposes of Articles 4 and 8, the Paying Agent shall not be the Company or any of its Affiliates.

                  "Permitted Affiliate Transaction" means (i) up to U.S.$2,000,000 in any calendar year in aggregate payments (including out of pocket costs and expenses) under the Management Agreement and/or the Technical Assistance Contract or any amendment or renewal to either of them, and (ii) up to U.S.$1,000,000 in any calendar year in aggregate payments under the Construction Contract; provided that no Default with respect to the Company's payment of principal of or interest on the Debt Securities of any series shall have occurred and be continuing.

                  "Permitted Business" means the management, operation, maintenance and improvement of toll roads in Argentina.

                  "Permitted Capital Expenditures" means, for any year, capital expenditures and non-expensed maintenance and other expenses undertaken pursuant to the Concession or any other regulatory requirements, and any additional capital expenditures and non-expensed maintenance and other expenses undertaken pursuant to any new concession awarded to the Company.

                  "Permitted Liens" means: (i) any Lien existing as of the Issue Date; (ii) any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired,
(b) taxes or
other assessments, governmental charges or levies not yet delinquent or which are being contested in good faith, (c) security for payment of workers' compensation or other insurance or obligations arising from other social security laws, (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases, (e) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds or to secure permitted contracts for the purchase or sale of any currency, in each case entered into in the ordinary course of business, (f) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, and (g) security for surety or appeal bonds; (iii) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company; (iv) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company, and which are made on customary and usual terms applicable to similar properties; (v) Liens securing Acquired Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company other than the property or assets so acquired;
(vi) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted herein and is permitted to be refinanced pursuant to Article 4; provided that such Liens do not extend to or cover any property or assets of the Company not securing the Indebtedness so refinanced; (vii) Liens securing Capitalized Lease Obligations, purchase money mortgages or pledges or other purchase money Liens upon any property acquired, constructed or improved by the Company after the Issue Date which are acquired or held by such entity in the ordinary course of business and are securing solely the purchase, construction or improvement price or lease rental of such property or are Indebtedness incurred solely for the purpose of financing the acquisition or lease of such property (but only to the extent the Indebtedness secured by such Liens shall otherwise be permitted under the covenants set forth in Article 4); (viii) any interest or title of a lessor or sublessor, or any Lien in favor of a landlord, arising under any real or personal property lease under which the Company is a lessee, sublessee or subtenant (other than any interest, title or Lien securing any Capitalized Lease Obligation); (ix) Liens securing Indebtedness permitted under clause (ii) of Section 4.04 and (x) other Liens securing Indebtedness if the Indebtedness secured by the Lien, plus Attributable Debt in connection with Sale-Leaseback Transactions permitted in clause (a) of Section 4.06 (excluding Indebtedness secured by Liens permitted by (i) through (vi) and (viii) and (ix) above), at the time of determination does not exceed U.S.$5,000,000 in the aggregate.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Principal Shareholders" means Abertis Infraestructuras S.A., Grupo Dragados S.A., Dycasa Sociedad Anonima and Impregilo International Infraestructures N.V., or any of their successors.

                  "Private Placement Legend" means the legend in the form set forth in Exhibit C.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 10 of Regulation S-X under the Securities Act (including, if applicable, the retirement of Indebtedness out of the Net Proceeds of a transaction giving rise to the requirement of such pro forma calculation), provided that such calculation may be made using Argentine GAAP financial information.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Record Date" for the interest payable on any Interest Payment Date on the Debt Securities of or within any series means the date specified for that purpose as contemplated by Section 2.02.

                  "Redemption Date," when used with respect to any Debt Security, means the date fixed by the Company for such redemption on which such Debt Security is to be redeemed in whole or in part, pursuant to this Indenture and such Debt Security.

                  "Redemption Price," when used with respect to any Debt Security to be redeemed, means the price fixed for such redemption pursuant to the terms of this Indenture and Debt Security.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Restricted Debt Security" means a Rule 144A Global Security, or a Certificated Debt Security, which carries the Private Placement Legend.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

                  "Sale-Leaseback Transaction" means any direct or indirect arrangement, or series of related arrangements, with any Person or to which any Person is a party, providing for the leasing to the Company of any property for an aggregate term exceeding three years, whether owned by the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Section 3(a)(9)" means Section 3(a)(9) under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stated Maturity" means (i) with respect to the Debt Securities of any series, the date specified in the Debt Securities of such series as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on the Debt Securities of any series, the date specified in the Debt Securities of such series as the fixed date on which such installment is due and payable.

                  "Subsidiary" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time directly or indirectly owned by the Company, by a Subsidiary of the Company or by the Company and a Subsidiary of the Company or
(ii) any other Person (other than a corporation) in which the Company or a Subsidiary of the Company, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest. On the Issue Date, the Company will not have any Subsidiaries.

                  "Supervisory Committee" means, with respect to any Person, the supervisory committee of such Person or any committee of the supervisory committee of such Person duly authorized, with respect to any particular matter, to exercise the power of the supervisory committee of such Person.

                  "Technical Assistance Contract" means the Technical Assistance Contract, dated June 28, 2001, as in effect on the Issue Date between the Company and Aurea Concesiones de Infraestructuras S.A., and any amendment or renewal thereof entered into from time to time.

                  "TIA" means the Trust Indenture Act of 1939 (U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 10.03; provided, however, that in the event that the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Total Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company outstanding as of the date of determination determined in accordance with Argentine GAAP.

                  "Trustee" means the party named as such in this Indenture until a successor replaces such party in accordance with the provisions of this Indenture, and thereafter means such successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning this Indenture may be referred.

                  "United States Legal Tender" means money of the United States that at the time of payment is legal tender for payment of public and private debts.

                  SECTION 1.02. Other Definitions.

                                                    Defined in
          Term                                        Section
          ----                                        -------
"Additional Amounts"...........................         4.03
"Affiliate Transaction"........................         4.09

                                                    Defined in
          Term                                        Section
          ----                                        -------
"Agent for Service"............................      10.16(a)
"Agent Member".................................       2.16(a)
"Co-Registrar".................................       2.04(a)
"Covenant Defeasance"..........................       8.01(c)
"Defeasance"...................................       8.01(b)
"Event of Default".............................          6.01
"Incur"........................................       4.04(a)
"Investment Company Act".......................         4.20
"Judgment Currency"............................        11.17
"Permitted Indebtedness".......................       4.04(a)
"Register".....................................       2.04(a)
"Registrar"....................................       2.04(a)
"Regulation S Global Securities"...............       2.01(e)
"Rule 144A Global Securities"..................       2.01(d)
"Surviving Entity".............................       5.01(b)
"Taxes" .......................................         4.03
"United States Government Obligations".........    8.01(d)(1)

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  (b) "Commission" means the SEC.

                  (c) "indenture securities" means any series of Debt
Securities.

                  (d) "indenture security holder" means a Holder.

                  (e) "indenture to be qualified" means this Indenture.

                  (f) "indenture trustee" or "institutional trustee" means the Trustee.

                  (g) "obligor" on the indenture securities means the Company or any other obligor on any series of Debt Securities.

                  (h) All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA in reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) "or" is not exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) provisions apply to successive events and transactions;

                  (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (f) unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Argentine GAAP, and all financial statements required to be delivered hereunder shall be prepared in accordance with Argentine GAAP.

                                   ARTICLE 2

                               THE DEBT SECURITIES

                  SECTION 2.01. Form and Dating. (a) Each series of Debt Securities and the Trustee's certificate of authentication thereof shall be substantially in the forms of Exhibit A annexed hereto, except as otherwise established by or pursuant to a Board Resolution, a Company Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, not inconsistent with this Indenture, as may be required to comply with any applicable law or rule or regulation, this Indenture, any rule of any securities exchange on which such Debt Securities may be listed, or of any governmental agency or any depositary thereof, and subject to the prior approval of the CNV where applicable, or as may, consistently herewith, be determined by the officers of the Company executing such Debt Securities, as evidenced by their execution of such Debt Securities. If the forms of Debt Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary of the Board of Directors of the Company and delivered to the Trustee at or prior to the delivery of the Company Certificate contemplated by Section 2.02 for the authentication and delivery of such Debt Securities. Any portion of the text of any Debt Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Debt Security. The Company shall approve the form of each series of Debt Securities and any notation, legend or endorsement on them. Each Debt Security shall be dated the date of its issuance and shall show the date of its authentication.

                  (b) The terms and provisions contained in the forms of Debt Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.

                  (c) Unless otherwise specified pursuant to Section 2.02, Debt Securities of any series shall be issuable only in registered form without coupons and only in denominations of U.S.$1.00 principal amount and any integral multiple thereof.

                  (d) Unless otherwise specified pursuant to Section 2.02, Debt Securities of any series originally offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Debt Securities ("Rule 144A Global Securities") in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary and shall bear the legends set forth in Exhibits B and C. The aggregate principal amount of any Global Debt Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

                  (e) Unless otherwise specified pursuant to Section 2.02, Debt Securities of any series originally offered and sold in offshore transactions in reliance on Regulation S or originally sold pursuant to the exemption from registration in Section 3(a)(9) shall be issued in the form of one or more permanent Global Debt Securities ("Regulation S Global Securities") in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary and shall bear the legends set forth in Exhibit B.

                  (f) Unless otherwise specified pursuant to Section 2.02, Debt Securities of any series originally offered and sold in reliance on the exemption from registration in Section 4(2) of the Securities Act to persons who are not "Qualified Institutional Buyers" as defined in Rule 144A shall be issued in the form of one or more Certificated Debt Securities in registered form, substantially in the form set forth in Exhibit A and shall bear the legend set forth in Exhibit C. Upon such issuance, the Registrar shall register such Certificated Debt Security in the name of the owner and deliver the certificates for such Certificated Debt Securities to such owner.

                  (g) The Regulation S Global Securities and the Rule 144A Global Securities of any series will be exchangeable or transferable for Certificated Debt Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Debt Securities or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing in respect of Debt Securities of such series and Holders who hold more than 25% in aggregate principal amount of the Debt Securities of such series at the time outstanding represented by Global Debt Securities advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary (or a successor thereto) with respect to the Global Debt Securities is no longer required. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated Debt Securities to be delivered. In the case of Certificated Debt Securities issued in exchange for the Rule 144A Global Securities, such Certificated Debt Securities shall bear the legend set forth in Exhibit C. Upon the registration of transfer, exchange or replacement of Debt Securities bearing the legend set forth in Exhibit C, or upon specific request for removal of such legend, the Company shall deliver only Debt Securities that bear such legend, or shall refuse to remove such legend, as the case may be, unless there is delivered to the Company and the Trustee a certificate in the form of Exhibit D or Exhibit G, together with such satisfactory evidence as may reasonably be required by the Company, which may include an opinion of United States counsel acceptable to the Trustee, that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

                  SECTION 2.02. Aggregate Principal Amount; Title and Terms.

                  (a) The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

                  (b) The Debt Securities may be issued in one or more series. Prior to the issuance of Debt Securities of any series, there shall be (i) established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions, (ii) subject to Section 2.01, set forth in, or determined in the manner provided in, a Company Certificate, or (iii) if the Debt Securities to be issued are of a series not theretofore created, established in one or more indentures supplemental hereto, any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Debt Securities of the series and set forth in such Debt Securities of the series when issued from time to time):

                  (i)      the form, if other than as determined pursuant to
         Section 2.01 hereof, and title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other series of Debt Securities);

                  (ii) the coin or currency (including composite currency) in which the Debt Securities of any series shall be denominated and payable, and any limit upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section, 2.07, 2.10 or 2.16);

                  (iii) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Debt Securities of the series is payable;

                  (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Record Dates, if any, for the interest payable on any Debt Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated;

                  (v) the place or places, if any, other than the location specified in Section 2.04, where the principal of (and premium, if any, on) and any interest on Debt Securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means (other than as specified in Section 2.04), any Debt Securities of the series may be surrendered for registration of transfer, where Debt Securities of the series may be surrendered for conversion or exchange and, if different than the location specified in Section 10.01, the place or places where notices or demands to or upon the Company in respect of the Debt Securities of the series and this Indenture may be served;

                  (vi) the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, pursuant to any sinking fund or otherwise;

                  (vii) the right, if any, of the Company to redeem the Debt Securities of any series and the obligation, if any, of the Company to redeem, repurchase or repay the Debt Securities of any series at the option of the Holder thereof and the price or prices at which, the period or periods within which and other terms and conditions upon which the Debt Securities of any series may or shall be redeemed, repurchased or repaid, in whole or in part, pursuant to such right or obligation, if other than as contemplated herein;

                  (viii) if applicable, whether the Debt Securities of the series will become convertible into or exchangeable for other of the Company's securities, and if so, the terms of conversion or exchange;

                  (ix) the denominations in which any Debt Securities of the series shall be issuable if other than specified herein;

                  (x) the identity of the trustee for such Debt Securities and, if other than the Trustee, the identity of each Registrar and/or Paying Agent, any qualifications of the trustee or any co-trustee with respect to the Debt Securities of the series in addition to the qualifications otherwise specified in this Indenture and any obligations or duties of the trustee or any co-trustee with respect to the Debt Securities of the series in addition to the obligations and duties otherwise specified in this Indenture;

                  (xi) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02 or the method by which such portion shall be determined;

                  (xii) whether the amount of payments of principal of (and premium, if any, on) or interest on the Debt Securities of the series may be determined with reference to an index, formula or other method, and the manner in which such amounts shall be determined;

                  (xiii) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Debt Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Defaults or covenants set forth herein;

                  (xiv) the form of Debt Securities of the series (global or certificated and registered or bearer) and in the case of a global bond, the Depositary of such global security;

                  (xv) the Person to whom any interest on any Registered Debt Security of the series shall be payable, if other than the Person in whose name such Debt Security is registered at the close of business on the Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary Global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in Section 2.04;

                  (xvi) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 4.03 on the Debt Securities of the series to any Holder in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option), in each case, other than in the manner provided in Section 4.03 and in Section 3.01; and

                  (xvii) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to Debt Securities of the series (which terms shall not be inconsistent with the requirements of the TIA or the provisions of this Indenture).

                  (c) Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of such series.

                  (d) Unless otherwise specified in the indenture supplement pursuant to which the Debt Securities of a series are established, the Debt Securities shall be subject to redemption for tax and other reasons as provided in Article 3, and shall be subject to defeasance at the option of the Company as provided in Article 8.

                  SECTION 2.03. Execution and Authentication. (a) A Director and a member of the Supervisory Committee of the Company shall sign Debt Securities of any series for the Company by facsimile or manual signature. If a Person whose signature is on a Debt Security as an Officer or a Director no longer holds that office at the time the Trustee authenticates the Debt Security, the Debt Security shall be valid nevertheless.

                  (b) A Debt Security shall not be valid until the Trustee manually signs the certificate of authentication on the Debt Security. The signature shall be conclusive evidence that the Debt Security has been authenticated under this Indenture.

                  (c) The Trustee shall authenticate Debt Securities for original issue upon written order of the Company signed by an Officer of the Company. The order shall specify the amount of Debt Securities to be authenticated, the date on which the issue of Debt Securities is to be authenticated and to whom such Debt Securities are to be delivered.

                  SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Debt Securities may be presented for registration of transfer or for exchange in Argentina ("Registrar") and at least one additional such office (the "Co-Registrar") in New York, New York and offices or agencies where Debt Securities may be presented for payment (each, a "Paying Agent"). The Company shall at all times maintain at least one Paying Agent in Buenos Aires, Argentina and at least one Paying Agent in New York, New York. The Registrar shall keep a register of the Debt Securities and of their ownership, transfer and exchange (the "Register"). The Company may have one or more additional Co-

Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company may change the Principal Paying Agent, any Paying Agent, Transfer Agent, Registrar or Co-Registrar; provided that the Company shall promptly give notice to the Holders of any such change (i) by mailing such notice to the Holder's address as it appears on the Register maintained by the Registrar with a copy mailed to the Trustee and (ii) by publication, but only to the extent required under applicable Argentine law, in accordance with Section 10.02 hereof.

                  (b) The Register shall be in written form in the Spanish language or in any other form capable of being converted into such form within a reasonable time. Each Co-Registrar shall keep a true and accurate duplicate of the Register in the English language and the Registrar may enter into an appropriate agreement with each Co-Registrar for coordination of their duties hereunder.

                  (c) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  (d) The Company initially appoints JPMorgan Chase Bank as Registrar and as Transfer and Paying Agent, and as representative of the Trustee in Argentina and the Trustee as Co-Registrar and as Principal Paying Agent. Except as otherwise provided in this Indenture, the Company may act as Registrar and/or Paying Agent.

                  SECTION 2.05. Paying Agent to Hold Money and Assets in Trust; Payments Considered Paid. (a) The Company shall require each Paying Agent appointed pursuant to the terms hereof but not a party to this Indenture to agree in writing that such Paying Agent agrees to each and every term set forth herein with respect to Paying Agents and shall hold in trust for the benefit of Holders and the Trustee all money and assets held by the Paying Agent for the payment of principal of or interest on the Debt Securities of any series (whether such money or assets have been paid to it by the Company or any other obligor on the Debt Securities of such series), and the Company and the Paying Agent shall notify the Trustee in writing of any default by the Company (or any other obligor on the Debt Securities of such series) in making any such payment. If the Company acts as Paying Agent, it shall segregate the money and assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and assets held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any default in the payment of principal of or interest on the Debt Securities of such series pursuant to Section 6.01(a) and (b), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

                  (b) Notwithstanding any provision herein to the contrary, an installment (including, without limitation, any redemption of Debt Securities of any series pursuant to Article 3) of principal of or interest on Debt Securities of any series shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or Affiliate of the

Company) holds on that date money in immediately available funds designated for and sufficient to pay the installment and provided that the Trustee or Paying Agent is not legally prohibited from making any payment of such installment on Debt Securities of such series.

                  SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. The Company shall not have any responsibility for the accuracy of such list. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the Record Date preceding each Interest Payment Date and in the case of a Installment Payment Date, 15 days prior to such Installment Payment Date and at such other times as the Trustee may reasonably request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.07. Replacement Debt Security. If a mutilated Debt Security is surrendered to the Trustee or if the Company and the Trustee receive an affidavit of the Holder or other evidence to their satisfaction that a Debt Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debt Security of the same series. If required by the Trustee or the Company, an indemnity bond sufficient in the judgment of both to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Debt Security is replaced must be delivered. The Company and the Trustee may charge such Holder for their reasonable expenses directly related to replacing a Debt Security. Every replacement Debt Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

                  SECTION 2.08. Outstanding Debt Securities. (a) The Debt Securities of any series outstanding at any time shall be all Debt Securities of such series that have been authenticated by the Trustee, except for those Debt Securities of such series cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Debt Security does not cease to be outstanding because the Company or one of the Company's Affiliates holds such Debt Security, except as set forth in this
Section 2.08.

                  (b) If a Debt Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debt Security is held by a protected purchaser.

                  (c) If the Paying Agent (other than the Company or an Affiliate of the Company) holds, on a Redemption Date or maturity date, money sufficient to pay Debt Securities of any series payable on that date and provided that the Paying Agent is not legally prohibited from making any payment of such installment on such Debt Securities, then on and after that date such Debt Securities cease to be outstanding, and interest on them ceases to accrue.

                  SECTION 2.09. Treasury Debt Securities. In determining whether the Holders of the required principal amount of Debt Securities of a series have concurred in any direction, amendment, supplement, waiver or consent, Debt Securities of such series owned by the Company or an Affiliate of the Company shall be deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Debt Securities of such series which a Trust Officer knows are so owned shall be so deemed not to be outstanding. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Debt Securities, of the aggregate principal amount of such Debt Securities so repurchased or otherwise acquired.

                  SECTION 2.10. Temporary Debt Securities. Until definitive Debt Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debt Securities. Temporary Debt Securities shall be substantially in the form of definitive Debt Securities but may have variations that the Company considers appropriate for temporary Debt Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debt Securities in exchange for temporary Debt Securities. Until such exchange, such temporary Debt Securities of the series for which they are issued shall be entitled to the same rights, benefits and privileges as the definitive Debt Securities of the series for which they are issued.

                  SECTION 2.11. Cancellation. The Company at any time may deliver Debt Securities to the Trustee for cancellation. Each of the Registrar, the Co-Registrar and any Paying Agent shall cancel and forward to the Trustee any Debt Securities surrendered to it for transfer, exchange, redemption or payment. Unless otherwise instructed by the Company, the Trustee may destroy cancelled Debt Securities in accordance with its customary procedures and deliver a certificate of destruction to the Company. The Company may not issue new Debt Securities to replace Debt Securities it has paid or delivered to the Trustee for cancellation.

                  SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Debt Securities of any series, it shall pay the Default Interest (including, to the extent permitted by law, Accrued Bankruptcy Interest), plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. Such record date shall be the fifteenth calendar day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each of the Holders a notice that states the record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of such series may be listed, and upon such notice as may be required by such exchange.

                  SECTION 2.13. Deposit of Moneys. Prior to 12:00 Noon, New York City time, on the Business Day immediately preceding each Interest Payment Date, Principal Payment Date and other date on which amounts shall be due and payable hereunder, the Company shall have deposited with the Trustee as Principal Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date, in a timely manner which permits the Trustee to remit payment to the Holders on such date. The principal and interest on Global Debt Securities shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Debt Securities of such series represented thereby. The principal and interest on Certificated Debt Securities of any series shall be payable in the manner set forth in such Debt Securities.

                  SECTION 2.14. CUSIP Number. The Company in issuing the Debt Securities of any series may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Debt Securities of such series and that reliance may be placed only on the other identification numbers printed on the Debt Securities of such series.

                  SECTION 2.15. Registration, Registration of Transfer and Exchange. (a) When Certificated Debt Securities of any series are presented to the Registrar or Co-Registrar with a request from the Holder of Debt Securities of such series to register the transfer or to exchange them for an equal principal amount of Debt Securities of such series of other authorized denominations, the Registrar or Co-Registrar, as the case may be, shall register the transfer or make the exchange as requested; provided that every Debt Security presented and surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and any certifications required hereunder, duly executed by the Holder thereof or the Holder's attorneys duly authorized in writing.

                  (b) To permit registrations of transfers and exchanges, the Company shall issue and execute, and the Trustee shall authenticate new Debt Securities of any series evidencing such transfer or exchange at the Registrar's or Co-Registrar's written request. No service charge shall be made to the Holder for any registration of transfer or exchange, but the Company or the Trustee may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges pursuant to Section 2.07 or 2.10 and exchanges in respect of portions of Debt Securities of such series not redeemed pursuant to Section 3.06).

                  (c) The Company shall not be required to register the transfer of or to exchange Debt Securities of any series during a period beginning at the opening of business on 15 days before the day of mailing of notice of redemption of Debt Securities of such series under Section 3.03 hereof or to register the transfer of or exchange any Debt Security of such series so selected for redemption in whole or in part.

                  SECTION 2.16. Book-Entry Provisions for Global Debt Securities; Transfer and Exchange of Global Debt Securities and Certificated Debt Securities. (a) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Debt Securities of any series held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Debt Securities of such series, and the Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Debt Securities of such series for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Debt Security.

                  (b) Transfers of any Global Debt Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests (or portions thereof) of beneficial owners in any Global Debt Security may be transferred or exchanged for beneficial interests in a Global Debt Security in accordance with the rules and procedures of the Depositary and the provisions of this Section 2.16 and Section 2.17. In addition, a Certificated Debt Security shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Debt Security only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debt Security or the Depositary ceases to be a "Clearing Agency" under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and with respect to such Debt Securities of any series and Holders who hold more than 25% in aggregate principal amount of the Debt Securities of such series at the time outstanding represented by the Global Debt Securities of any series advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary (or a successor thereto) with respect to the Global Debt Securities of such series is no longer required.

                  (c) In connection with any transfer or exchange of a beneficial interest or a portion of the beneficial interest in any Global Debt Securities to beneficial owners pursuant to subsection (b), the Registrar shall (if one or more Certificated Debt Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Debt Security in an amount equal to the principal amount of the beneficial interest in the Global Debt Security to be transferred or exchanged, and the Company shall authenticate and deliver, one or more Certificated Debt Securities of like amount.

                  (d) In connection with the transfer of any Global Debt Security as an entirety to beneficial owners pursuant to subsection (b), any Global Debt Security shall be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in such Global Debt Security, an equal aggregate principal amount of Certificated Debt Securities of such series of authorized denominations. The principal amount of Certificated Debt Securities of such series to which any beneficial owner shall be entitled shall be identified to the Trustee or the transfer agent, as the case may be, by the Depositary in writing.

                  (e) Any Certificated Debt Security delivered in exchange for an interest in a Rule 144A Global Security pursuant to subsection (b) shall bear the legend regarding transfer restrictions applicable to such securities set forth in Exhibit C.

                  (f) The Holder of any Global Debt Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debt Securities of such series.

                  (g) Notwithstanding any other provisions of this Indenture or of the Debt Securities, transfers of a Certificated Debt Security or interests in a Global Debt Security of such series shall be made only in accordance with this subsection (g). The provisions of this subsection (g) providing for transfers of Certificated Debt Securities or beneficial interests in

Global Debt Securities to Persons who wish to take delivery in the form of beneficial interests in a Rule 144A Global Security or Regulation S Global Security shall only apply if there is a Rule 144A Global Security or Regulation S Global Security, as the case may be.

                  (1) Transfer of Global Debt Security. A Global Debt Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such Person may be registered; provided that this paragraph (1) shall not prohibit any transfer of a Debt Security that is issued in exchange for a Global Debt Security but is not itself a Global Debt Security. No transfer of a Debt Security to any Person shall be effective under this Indenture or the Debt Security unless and until the Debt Securities of such series have been registered in the name of such Person. Nothing in this Section 2.16 shall prohibit or render ineffective any transfer of a beneficial interest in a Global Debt Security effected in accordance with the other provisions of this
         Section 2.16(g).

                  (2) Rule 144A Global Security to Regulation S Global Security. If an owner of an interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such owner may, subject to the Applicable Procedures and to the requirements of this Section 2.16, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in such Regulation S Global Security. Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (i) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in such Regulation S Global Security in an amount equal to the interest in the Rule 144A Global Security to be transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the Depositary account to be credited with such increase and (iii) a certificate of the transferor substantially in the form of Exhibit D hereto, the Trustee, as Transfer Agent, shall instruct the Depositary or its nominee to increase or reflect on its records an increase in the aggregate amount represented by the Regulation S Global Security by the aggregate amount of such interest in the Rule 144A Global Security, to decrease or reflect on its records a decrease in the aggregate amount represented by the interest in the Rule 144A Global Security being transferred and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Regulation S Global Security equal to the interest in the Rule 144A Global Security so transferred.

                  (3) Regulation S Global Security to Rule 144A Global Security. If an owner of an interest in a Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Security, such owner may, subject to the Applicable Procedures and to the requirements of this Section 2.16, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Security. Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (i) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Security in an amount equal to the interest in the Regulation S Global Security to be transferred,
         (ii) a written order given in accordance with the

         Applicable Procedures containing information regarding the Depositary account to be credited with such increase, and (iii) a certificate of the transferor substantially in the form of Exhibit E hereto, the Trustee, as Transfer Agent, shall instruct the Depositary or its nominee to increase or reflect on its records an increase in the aggregate amount represented by the Rule 144A Global Security by the aggregate amount of such interest in a Regulation S Global Security, to decrease or reflect on its records a decrease in the aggregate amount represented by the interest in the Regulation S Global Security being transferred and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Rule 144A Global Security equal to the interest in the Regulation S Global Security so transferred.

                  (4) Certificated Debt Security to Rule 144A Global Security. If an owner of a Certificated Debt Security wishes at any time to transfer such Security (or any portion thereof) to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Security, such owner may, subject to the Applicable Procedures and to the requirements of Section 2.15 and this Section 2.16, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Security. Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (i) the Certificated Debt Security, duly endorsed as provided in Section 2.15, (ii) instructions from the owner of the Certificated Debt Security directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the principal amount (or portion thereof) of such Certificated Debt Security to be transferred, and, if the entire principal amount of such Certificated Debt Security is not being transferred to issue one or more Certificated Debt Securities to the transferor in an amount equal to the principal amount not transferred, and (iii) a certificate of the transferor substantially in the form of Exhibit F hereto, the Trustee, as Transfer Agent, shall cancel the Certificated Debt Security delivered to it, instruct the Depositary or its nominee to increase or reflect on its records an increase in the aggregate amount represented by the Rule 144A Global Security in accordance with the foregoing, credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Rule 144A Global Security equal to the interest in the Certificated Debt Security so transferred and, if applicable, issue to the Certificated Debt Security transferor one or more Certificated Debt Securities in accordance with the foregoing.

                  (5) Certificated Debt Security to Regulation S Global Security. If an owner of a Certificated Debt Security wishes at any time to transfer such Security (or any portion thereof) to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such owner may, subject to the Applicable Procedures and to the requirements of Section 2.15 and this Section 2.16, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (i) the Certificated Debt Security, duly endorsed as provided in Section 2.15, (ii) instructions from the owner of the Certificated Debt Security directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount (or portion thereof) of such Certificated Debt Security to be transferred, and, if the entire principal amount of such

         Certificated Debt Security is not being transferred to issue one or more Certificated Debt Securities to the transferor in an amount equal to the principal amount not transferred, and (iii) a certificate of the transferor substantially in the form of Exhibit G hereto, the Trustee, as Transfer Agent, shall cancel the Certificated Debt Security delivered to it, instruct the Depositary or its nominee to increase or reflect on its records an increase in the aggregate amount represented by the Regulation S Global Security in accordance with the foregoing, credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Regulation S Global Security equal to the interest in the Certificated Debt Security so transferred and, if applicable, issue to the Certificated Debt Security transferor one or more Certificated Debt Securities in accordance with the foregoing.

                  (6) Certificated Debt Security to Certificated Debt Security. If an owner of a Certificated Debt Security wishes at any time to transfer such Security (or any portion thereof) to a Person who wishes to take delivery thereof in the form of a Certificated Debt Security, such owner may, subject to the requirements of Section 2.15 and this Section 2.16, exchange or transfer or cause the exchange or transfer of such Security (or interest in a position thereof) for another Certificated Debt Security. Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (i) the Certificated Debt Security, duly endorsed as provided in Section 2.15,
         (ii) instructions from the owner of the Certificated Debt Security directing the Registrar to issue one or more Certificated Debt Securities equal to the principal amount (or portion thereof) of such Certificated Debt Security to be transferred, and, if the entire principal amount of such Certificated Debt Security is not being transferred to issue one or more Certificated Debt Securities to the transferor in an amount equal to the principal amount not transferred, and (iii) a certificate of the transferor substantially in the form of Exhibit H hereto, the Trustee, as Transfer Agent, shall cancel the Certificated Debt Security delivered to it, issue to the transferee a Certificated Debt Security equal to the Certificated Debt Security (or portion thereof) so transferred and, if applicable, issue to the Certificated Debt Security transferor one or more Certificated Debt Securities in accordance with the foregoing.

                  SECTION 2.17. Special Transfer Provisions. (a) The Holder of a Restricted Debt Security, by such Holder's acceptance thereof, agrees to be bound by the restrictions on transfer provided in the legend required to be set forth on the face of such Restricted Debt Security pursuant to Exhibit C and
Section 2.01, unless such restrictions on transfer shall be waived by the written consent of the Company.

                  (b) If any Debt Security is issued upon the registration of transfer, exchange or replacement of a Debt Security bearing a legend or legends setting forth restrictions on transfer, or if a request is made to remove such a legend or legends on a Debt Security, the Debt Security so issued shall bear such legends, or such legends shall not be removed, as the case may be, unless the transferor delivers to the Company such satisfactory evidence (which may include an opinion of independent counsel experienced in matters of United States securities law as may be reasonably satisfactory to the Company), as may be reasonably required by the Company, that neither such legends nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S under the Securities Act or that such Debt Security is not a "Restricted Debt Security" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence to the Company, the

Trustee, at the written direction of the Company set forth in a Company Order, shall authenticate and deliver a Debt Security that does not bear such legends. In the absence of bad faith on its part, the Trustee may conclusively rely upon such direction of the Company in authenticating and delivering a Debt Security that does not bear such legends.

                                    ARTICLE 3

                            REDEMPTION AND REPURCHASE

                  SECTION 3.01. Right of Redemption; Notices to Trustee. (a) (i) Debt Securities of any series may be redeemed, at the option of the Company, as a whole, but not in part, at any time, upon giving notice to Holders not less than 30 days or more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable and shall be given in the manner described in
Section 10.01), at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts, if any, payable with respect thereof, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that (A) it has or will become obligated to pay Additional Amounts in respect of the Debt Securities of such series in accordance with Section 4.03 as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Argentina or any political subdivision or taxing authority thereof or therein affecting taxation or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change, amendment, application or interpretation becomes effective on or after the date of issuance of the Debt Securities of such series, and (B) such obligation cannot be avoided by the Company taking reasonable measures available to it.

                  (ii)     No notice of redemption shall be given pursuant to
         Section 3.01(a)(i) earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Debt Securities of such series were then due. Prior to the giving of any notice of redemption pursuant to
         Section 3.01(a)(i), the Company shall deliver to the Trustee a Company Certificate (together with a copy of an independent Opinion of Counsel to the effect that the Company will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application set forth in Section 3.01(a)(i)), stating that the Company is entitled to such redemption in accordance with the terms set forth in this Indenture and setting forth in reasonable detail a statement of the facts relating thereto.

                  (b) Subject to Section 2.09, the Company may at any time purchase Debt Securities of any series in the open market or otherwise at any price; provided that the Debt Securities of such series are immediately surrendered to the Trustee for cancellation.

                  (c) The Company may redeem all or any portion of the Debt Securities of any series, upon the terms and at the redemption prices set forth therein. Any redemption of the Debt Securities of any series at the election of the Company or otherwise shall be made pursuant to the provisions of Sections
3.02 through 3.06 hereof.

                  (d) If the Company elects, and is permitted by the terms hereof, to credit against any redemption of any Debt Securities not previously delivered to the Trustee for cancellation, it shall deliver such Debt Securities with the notice to the Trustee.

                  SECTION 3.02. Selection of Debt Securities to Be Redeemed. If less than all of the Debt Securities of any series are to be redeemed, the Trustee shall select the Debt Securities of such series to be so redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Debt Securities of such series are listed or, if the Debt Securities of such series are not listed on a securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the sole discretion of the Trustee.

                  (a) The Trustee shall make the selection from the Debt Securities of such series outstanding and not previously called for redemption. Debt Securities in denominations of U.S.$1.00 principal amount may be redeemed only in whole. The Trustee may select for redemption portions (equal to U.S.$1,000 principal amount or any integral multiple thereof) of the principal amount of Debt Securities that have denominations larger than U.S.$1,000 principal amount. Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Security called for redemption. The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Security selected for partial redemption, the principal amount of each certificate selected for redemption.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall give a notice of redemption (by mail and publication) in the manner described in Section 10.01 to each Holder whose Debt Securities are to be redeemed. Notice shall be given to such Holders in accordance with Section 10.01; provided, however, that for so long as such Debt Securities are represented in their entirety by Global Debt Securities, then notice shall be given (i) by mailing such notice to such Holder's address as it appears on the Register with a copy mailed to the Trustee and (ii) publication, but only to the extent required under applicable Argentine law.

                  (a) The notice shall identify the Debt Securities to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that, subject to Section 2.13, such Debt Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (v) that, unless the Company defaults in making the redemption payment, interest on such Debt Securities called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of such Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of such Debt Securities to be redeemed (subject to the first proviso of the second sentence of Section 3.04 hereof);

                  (vi) if any of such Debt Securities is being redeemed in part, the portion of the principal amount (equal to U.S.$1.00 or any integral multiple thereof) of such Debt Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Debt Security, a new Debt Security or Debt Securities of such series in principal amount equal to the unredeemed portion thereof will be issued;

                  (vii) the provision of such Debt Securities pursuant to which the such Debt Securities called for redemption are being redeemed;

                  (viii) the aggregate principal amount of such Debt Securities that are being redeemed; and

                  (ix) Subject to Section 2.14 hereof, the CUSIP number of such Debt Securities.

                  (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, the Debt Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price and shall cease to bear interest from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price or accrued interest). Upon surrender to the Paying Agent, such Debt Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date; provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Debt Securities registered on the relevant record date; and provided further that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to 12:00 Noon, New York City time, on the Business Day immediately preceding each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of and accrued interest on the Debt Securities to be redeemed on that date other than those Debt Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  (a) On and after any Redemption Date, if money sufficient to pay the Redemption Price of and accrued interest on the Debt Securities called for redemption shall have been made available in accordance with Section 3.05(a), such Debt Securities called for redemption will cease to bear interest and the only right of the Holders of such Debt Securities will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Debt Security. If any Debt Security called for redemption shall not be so paid, interest will be paid from the Redemption Date until such redemption payment is made, on the unpaid principal amount at maturity of such Debt Security and any interest not paid on such unpaid principal amount at maturity, in each case, at the rate and in the manner provided in such Debt Securities.

                  SECTION 3.06. Debt Securities Redeemed in Part. Upon surrender of a Debt Security in certificated form that is redeemed in part, the Company shall issue and the Trustee shall authenticate a new Debt Security of the same series equal in principal amount to the unredeemed portion of the Debt Security surrendered. Global Debt Securities shall be marked down to reflect any redemptions in accordance with Applicable Procedures.

                  SECTION 3.07. Purchase of Debt Securities by the Company. The Company may at any time purchase Debt Securities of any series in the open market, or by tender or private agreement at any price. Any Debt Securities so purchased may be held for the account of the Company or may be resold by the Company or may be delivered by the Company to the Trustee for cancellation.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01. Payment of Debt Securities. (a) The Company shall pay, or cause to be paid, the principal of and interest on the Debt Securities of any series on the dates and in the manner provided in the Debt Securities of such series and this Indenture (including any redemption or repurchase of Debt Securities of such series pursuant to Article 3). Principal and interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Affiliate of the Company) holds on that date money in immediately available funds designated for and sufficient to pay such principal or interest, as the case may be. The Company agrees with the Trustee to deposit said funds with the Trustee or Paying Agent in accordance with Sections 2.13 and 3.05 hereof.

                  (b) The Company shall pay interest (including Accrued Bankruptcy Interest) on overdue principal and on overdue installments of interest, in each case at the rate per annum specified in the particular Debt Securities, to the extent lawful.

                  SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency where Debt Securities of any series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in
Section 10.01. The Company may also from time to time designate one or more other offices or agencies where the Debt Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation if different from the agencies provided for herein or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office set forth in Section 10.01 as such office of the Company.

                  SECTION 4.03. Payment of Additional Amounts. All payments by the Company in respect of any Debt Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature, including penalties, interest and any other liabilities related thereto, imposed or levied by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax ("Taxes"), unless we are compelled by law to deduct or withhold such Taxes. In such event, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by Holders of such Debt Securities after such withholding or deduction of Taxes shall equal the respective amounts of principal and interest that would have been receivable in respect of the such Debt Securities in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Debt Securities (a) presented for payment of principal more than 30 days after the later of (i) the date on which such payment first became due and (ii) if the full amount payable has not been received in New York City by the Trustee on or prior to such date, the date on which, the full amount having been so received, notice to that effect shall have been given to such Holders by the Trustee, except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Debt Securities for payment on the last day of the applicable 30-day period, (b) if any Taxes are imposed or withheld by reason of the failure to comply by the Holder or beneficial owner with a timely request of us addressed to such Holder to provide information, documents or other evidence concerning the nationality, residence, identity or connection with Argentina of such Holder or beneficial owner which is required by a statute, treaty, regulation or administrative practice of Argentina as a precondition to exemption from all or part of such Taxes, (c) held by or on behalf of such Holder or beneficial owner who is liable for Taxes in respect of such Debt Securities by reason of having some connection with Argentina (or any political subdivision or authority thereof) other than the mere purchase, holding or disposition of any such Debt Securities, or the receipt of principal or interest in respect thereof, or (d) any combination of
(a), (b) or (c), nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Debt Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settler or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settler or beneficial owner been the Holder. The Company will also (x) make such withholding or deduction compelled by applicable law and (y) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish copies of receipts evidencing the payment of any Taxes so deducted or withheld to the Trustee within 60 days after the date of such withholding or deduction. The Trustee will make such evidence available to any Holders upon request.

                  SECTION 4.04. Limitation on Additional Indebtedness. (a) So long as any of the Debt Securities of any series are outstanding, the Company shall not create, incur, assume or issue, directly or indirectly, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of ("Incur"), or suffer to exist, any Indebtedness, except for Indebtedness falling within at least one of the following categories (collectively, "Permitted Indebtedness"):

                  (i) Indebtedness under the Debt Securities of any series and the Indenture with respect to such Debt Securities;

                  (ii) Indebtedness of the Company outstanding on the Issue Date after giving effect to the issuance of the Debt Securities of any series;

                  (iii) Acquired Indebtedness permitted to be incurred pursuant to Article 4;

                  (iv) purchase money Indebtedness in an aggregate principal amount not in excess of U.S.$1,000,000 annually;

                           (v) any replacements, renewals, refinancings and extensions of the Indebtedness described in clauses (i) through (iv) hereof; provided that any such replacement, renewal, refinancing and extension (A) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended, (B) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being replaced, renewed, refinanced or extended, and (C) in the case of any Indebtedness replacing, renewing, refinancing or extending Indebtedness which is pari passu to the Debt Securities, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the Debt Securities or subordinated to the Debt Securities, and, in the case of any Indebtedness replacing, renewing, refinancing or extending Indebtedness is subordinated to the Debt Securities to the same extent as the Indebtedness being replaced, renewed, refinanced or extended; and

                           (vi) Indebtedness not otherwise permitted to be incurred pursuant to clauses (i) through (v) above, which, together with any other outstanding Indebtedness incurred pursuant to this clause (vi), has an aggregate principal amount not in excess of U.S.$10,000,000 at any time outstanding.

                  (b) The Company will not, directly or indirectly, in any event incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Debt Securities pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company (other than obligations preferred by statute or operation of law).

                  SECTION 4.05. Limitation on Liens. The Company shall not create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of its properties, assets or revenues now owned or hereafter acquired unless the Debt Securities also are equally and ratably secured by such Lien.

                  SECTION 4.06. Limitation on Sale and Leaseback Transactions. The Company will not enter into any Sale-Leaseback Transaction unless at least one of the following conditions is satisfied:

                  (a) under the provision described in clause (x) of the definition of Permitted Lien, the Company could create a Lien on the property to secure Indebtedness at least equal in amount to the Attributable Debt in connection with the Sale-Leaseback Transaction; or

                  (b) the Company within 90 days of the effective date of the Sale-Leaseback Transaction makes an optional prepayment in cash of any of its long-term senior Indebtedness (which may include the Debt Securities) at least equal in amount to the Attributable Debt in connection with the Sale-Leaseback Transaction; provided, however, that the long-term senior Indebtedness prepaid is not owed to the Company or an Affiliate of the Company; provided further, however, that, in connection with any such prepayment, the Company shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid.

                  SECTION 4.07. Limitation on Creation of Subsidiaries. The Company shall not create any Subsidiaries.

                  SECTION 4.08. Proceeds of Asset Sales. The Company shall not consummate any Asset Sale unless (i) the consideration in respect of such Asset Sale is at least equal to the Fair Market Value of the assets sold or otherwise disposed of (which shall be as determined by the Company's Board of Directors unless such sale is in excess of U.S.$5,000,000 in which case a fairness opinion from a nationally recognized investment banking firm will be required), (ii) at least 85% of the value of the consideration therefrom received by the Company is in the form of cash or Cash Equivalents or the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness of the Company with the effect that the Company shall not have any obligation with respect to such Indebtedness, and (iii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing or be anticipated to occur.

                  SECTION 4.09. Limitations on Transactions with Affiliates. The Company shall not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the lending of any funds) with or for the benefit of any of its Affiliates (an "Affiliate Transaction"), except in good faith and on terms that are fair and reasonable to the Company and no less favorable to the Company than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate. Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other aggregate market value in any fiscal year in excess of U.S.$1,000,000 must be approved prior to the consummation thereof by the Board of Directors of the Company and evidenced by a Board Resolution stating that such Board of Directors has, in good faith, determined that such transaction complies with the foregoing provisions. The foregoing restrictions will not apply to Permitted Affiliate Transactions.

                  SECTION 4.10. Limitation on Investments, Loans and Advances. The Company will not make any Investments, except:

                  (a) Investments represented by accounts receivable created or acquired in the ordinary course of business;

                  (b) advances to employees in the ordinary course of business; and

                  (c) cash or Cash Equivalents.

                  SECTION 4.11. Limitation on Business Activities. The Company shall not engage in any business other than a Permitted Business.

                  SECTION 4.12. Corporate Existence. Except as otherwise permitted by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided that the Company shall not be required to preserve, with respect to itself, any right or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct or the business of the Company.

                  SECTION 4.13. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or properties of it and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (x) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by Argentine GAAP or (y) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company.

                  SECTION 4.14. Compliance Certificate. (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company fiscal year, a Company Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of the Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such fiscal year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Company Certificate shall also notify the Trustee in writing should the Company elect to change the manner in which it fixes its fiscal year-end.

                  (b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent auditors stating (i) that their audit examination has included a review of the terms of this Indenture and the Debt Securities as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

                  SECTION 4.15. Limitation on Dividends. The Company shall not declare or pay any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock)).

                  SECTION 4.16. Reports. (a) For so long as any of the Debt Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, the Company agrees to provide, at its own expense, to any Holder or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer such Holder's Debt Securities in compliance with Rule 144A under the Securities Act, including making available to any prospective purchaser of Debt Securities, any Holder upon request, or to any beneficial owner of Debt Securities in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                  (b) In addition, the Company shall at its own expense and at all times comply with any applicable periodic reporting requirements of the CNV, the Buenos Aires Stock Exchange and the Mercado Abierto Electronico S.A. as in effect from time to time.

                  SECTION 4.17. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debt Securities as contemplated herein, wherever, enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.18. Maintenance of Properties and Insurance. (a) The Company shall cause all properties used or useful to the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company; provided that nothing in this Section 4.18 shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company desirable in the conduct of the business of the Company, or (iii) is otherwise permitted by this Indenture.

                  (b) The Company shall provide for itself insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the

Company are adequate and appropriate for the conduct of the business of the Company in a prudent manner, with reputable insurers, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company.

                  SECTION 4.19. Compliance with Laws. The Company shall comply with all applicable statutes, rules, regulations, orders and restrictions of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality in respect of the conduct of its business and the ownership of its property, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company.

                  SECTION 4.20. Investment Company Act. The Company shall not become an "investment company" (within the meaning of the United States Investment Company Act of 1940, as amended (the "Investment Company Act")) subject to registration or regulation under the Investment Company Act, or a company "controlled by" (within the meaning of the Investment Company Act) an "investment company" subject to registration or regulation under the Investment Company Act.

                  SECTION 4.21. Notices of Default. The Company shall promptly notify the Trustee by facsimile (receipt confirmed telephonically and promptly thereafter confirmed by mail in writing) of the occurrence of any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default. Each notice given pursuant to this Section 4.21 shall be accompanied by a certificate of the Chief Financial Officer of the Company setting forth the details of the occurrence referred to therein and stating what action the Company proposed to take with respect thereto.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

                  SECTION 5.01. Consolidations, Merger and Sales of Assets. The Company shall not consolidate with or merge with or into any other Person or sell, assign, convey, lease or transfer all or substantially all of its properties and assets in a single transaction or through a series of transactions, if such transaction or series of transactions would result in a sale, conveyance, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company, unless:

                  (a) such other Person is an Affiliate of the Company;

                  (b) the resulting, surviving or transferee Person (the "Surviving Entity") is (i) the Company or (ii) a sociedad anonima organized under the laws of the Republic of Argentina;

                  (c) the Surviving Entity shall have expressly assumed, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Debt Securities;

                  (d) immediately after giving effect to such transaction or series of transactions, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing under this Indenture;

                  (e) the Surviving Entity shall immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) (i) have a Net Worth equal to or greater than the Net Worth of the Company immediately prior to such transaction or series of transactions, (ii) have a Current Ratio equal to or greater than the Current Ratio of the Company immediately prior to such transaction or series of transactions, and (iii) have a Leverage Ratio equal to or less than the Leverage Ratio of the Company immediately prior to such transaction or series of transactions; and

                  (f) the Surviving Entity shall have delivered to the Trustee under this Indenture a Company Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Section 5.01 and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

                  SECTION 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein. When a Surviving Entity assumes all of the obligations of the Company hereunder and under the Debt Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                    ARTICLE 6

                              DEFAULT AND REMEDIES

                  SECTION 6.01. Events of Default. "Event of Default," wherever used herein with respect to Debt Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the Company defaults in the payment of interest on any Debt Securities of such series when the same becomes due and payable and such Default continues for a period of 30 days or more; or

                  (b) the Company defaults in the payment of the principal of, or premium, if any, on any of the Debt Securities of such series when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise; or

                  (c) the Company defaults in the performance of, or breaches, any covenant set forth herein or under the Debt Securities of such series (other than defaults specified in clause (a) and (b) above), and such Default continues for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series; or

                  (d) there shall be a default under any bond, debenture, or other evidence of Indebtedness of the Company or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company, whether such Indebtedness now exists or shall hereafter be created, if both (i) such default either (1) results from the failure to pay any payment when due on such Indebtedness or (2) relates to an obligation other than the obligation to make payments on such Indebtedness and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to make payments thereon or the maturity of which has been so accelerated, aggregates U.S.$5,000,000 or more at any one time; or

                  (e) final judgments for the payment of money which in the aggregate at any one time exceeds U.S.$5,000,000 shall be rendered against the Company or any of its property by a court of competent jurisdiction and shall remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable; or

                  (f) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or the like for itself or of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be adjudicated bankrupt or insolvent,
         (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or a judicial or extrajudicial "concurso preventivo de acreedores" or "acuerdo preventivo extrajudicial" or seeking to take advantage of any applicable insolvency law with respect to all or a substantial part of the Company's indebtedness, (vi) file any answer admitting the material allegation of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (vii) take any corporate action for the purpose of effecting any of the foregoing or the equivalent thereof under the laws of Argentina; or

                  (g) without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction seeking in respect of the Company adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition or arrangement with creditors, a readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Company or of all or any of its assets or other like relief in respect of the Company under any applicable bankruptcy or insolvency law, and such proceeding shall not be contested by the Company in good faith; or

                  (h) any authorization, consent, approval, license, filing or registration now or hereafter necessary to enable the Company to perform its obligations under this Indenture, or any law, rule or regulation necessary for a Holder to enforce the Company's obligations under this Indenture in accordance with the terms of this Indenture, shall be revoked, withdrawn, withheld or modified or shall cease to remain in full force and effect, or it shall become unlawful for the Company to perform any of its material obligations hereunder; or

                  (i) any condemnation, seizure, compulsory purchase or expropriation by any governmental authority or agency of substantially all of the assets of the Company; or

                  (j) a general moratorium shall be agreed or declared in respect of the payment or performance of the obligations of the Company (which does not expressly exclude the Debt Securities of such series); or

                  (k)      there shall occur a Concession Redemption.

                  SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in clause (f), (g), (j) or (k) of Section 6.01) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of any series may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series shall, declare the principal of, premium, if any, accrued interest and any other amounts (including, Additional Amounts, if any), on all the Debt Securities of such series to be immediately due and payable. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (f), (g), (j) or (k) of Section 7.01 occurs and is continuing, then the principal of, premium, if any, accrued interest and any other amounts on all the Debt Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (b) After a declaration of acceleration of Debt Securities of any series, the Holders of a majority in aggregate principal amount of outstanding Debt Securities of such series may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default with respect to the Debt Securities of such series have been cured or waived, other than nonpayment of principal of, premium, if any, and accrued interest on the Debt Securities of such series, that has become due solely as a result of the acceleration thereof, and if the rescission of acceleration would not conflict with any judgment or decree. Past defaults under this Indenture (except a default in the payment of the principal of, premium, if any, or interest on the Debt Securities of any series issued hereunder or in respect of a covenant or provision which cannot be modified or amended without the consent of all Holders of the Debt Securities of such series) may be waived by the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series.

                  SECTION 6.03. Other Remedies. (a) If an Event of Default occurs and is continuing with respect to the Debt Securities of any series, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Debt Securities of such series or to enforce the performance of any provision of the Debt Securities of such series or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Debt Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. Waiver of Past Defaults. Subject to Sections
6.07 and 9.02 and to the extent permitted by applicable law, the Holders of a majority in aggregate principal amount at maturity of the outstanding Debt Securities of any series by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any of the Debt Securities of such series as specified in clauses (a) and (b) of Section 6.01.

                  SECTION 6.05. Control by Majority. Subject to the provisions of Section 7.02(f), the Holders of a majority in aggregate principal amount at maturity of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust, or power conferred on it including, without limitation, any remedies provided for in Section 6.03. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder of the Debt Securities of such series, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 6.06. Limitation on Suits. (a) A Holder may not pursue any remedy with respect to this Indenture or the Debt Securities of such series unless:

                  (i) the Holder of Debt Securities of such series gives to the Trustee notice of a continuing Event of Default;

                  (ii) the Holder or Holders of at least 25% in aggregate principal amount at maturity of the outstanding Debt Securities of such series make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                  (iv) the Trustee does not comply with the request within 15 days after receipt of the request and the offer of satisfactory indemnity; and

                  (v) during such 15-day period the Holder or Holders of a majority in aggregate principal amount at maturity of the outstanding Debt Securities of such series do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  (b) A Holder of Debt Securities of any series may not use this Indenture to prejudice the rights of another Holder of Debt Securities of such series or to obtain a preference or priority over such other Holder of Debt Securities of such series.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and accrued interest on, a Debt Security of any series, on or after the respective due dates expressed in such Debt Securities of such series, or to bring suit (including any "accion ejecutiva individual" pursuant to Article 29 of the Negotiable Obligations Law) for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of
Section 6.01 occurs and is continuing with respect to Debt Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Debt Securities of such series for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Debt Securities of such series and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 7.07 hereof.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Debt Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. Priorities. (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid for principal, premium, if any, and interest, on the Debt Securities in respect of which such amounts have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal, premium, if any, and interest, respectively; and

                  Third: to the Company.

                  (b) The Trustee, upon notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Debt Securities of any series.

                                    ARTICLE 7

                                   THE TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

                  SECTION 7.01. Duties of Trustee. (a) With respect to the Holders of Debt Securities of any series, if an Event of Default has occurred and is continuing with respect to the Debt Securities of such series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of the Trustee's own affairs.

                  (b) Except during the continuance of an Event of Default with respect to Debt Securities of any series:

                  (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This Section 7.01(c) does not limit the effect of
         Section 7.01(b).

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05.

                  (4) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to
Section 7.01(a), (b) and (c).

                  (e) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company in writing by separate agreement. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require a Company Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith and that it believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) Except as otherwise specifically provided herein, (i) all references to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacity as Agent, and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as Agent.

                  (h) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence.

                  (i) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Debt Securities of any series, unless either (i) a Trust Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder.

                  (j) The permissive rights of the Trustee enumerated herein shall not be construed as duties unless so specified herein.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. (a) The Trustee makes no representation as to the validity, sufficiency or adequacy of this Indenture, any offering materials or the Debt Securities, it shall not be accountable for the Company's use of the proceeds from the Debt Securities, and it shall not be responsible for any statement in the Debt Securities other than the Trustee's certificate of authentication.

                  (b) The Trustee shall have received from the Company prior to authenticating any Debt Securities under this Indenture Opinions of Counsel pursuant to Sections 10.04 and 10.05 stating that all conditions precedent provided for in the Indenture have been complied with and that, assuming due authentication and delivery by the Trustee, the Notes have been duly authorized, executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company.

                  SECTION 7.05. Notice of Default. If a Default or an Event of Default occurs and is continuing with respect to the Debt Securities of any series and if it is known to a

Trust Officer, the Trustee shall mail to each Holder of Debt Securities of such series, as their names and addresses appear on the Holder list described in
Section 2.06, notice of such uncured Default or Event of Default within 90 days after a Trust Officer obtains actual knowledge that such Default or Event of Default has occurred. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, the Debt Securities of such series, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its Directors and/or Trust Officers in good faith determines that withholding such notice is in the interest of the Holders of Debt Securities of such series.

                  SECTION 7.06. Reports by Trustee to Holders. (a) This Section
7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained.

                  (b) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) has occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                  (c) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Debt Securities are listed.

                  (d) The Company shall promptly notify the Trustee in writing if the Debt Securities of any series become listed on any securities exchange.

                  SECTION 7.07. Compensation and Indemnity. (a) As compensation for the Trustee's services hereunder, the Company agrees to pay to the Trustee such amount as may be agreed upon in writing from time to time by the Company and the Trustee.

                  (b) In addition, the Company shall pay to each of the Agents from time to time such compensation as shall have been agreed upon in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and each Agent upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the agents and counsel of the Trustee and each such Agent, as the case may be.

                  (c) The Company shall indemnify each of the Trustee and each Agent and its respective officers, directors, employees and agents for, and hold each harmless against, any loss, liability, damage or expense incurred by it, except to the extent such loss, liability, damage or expense is due to the negligence or bad faith of such Person, arising out of or in connection with the acceptance or administration of this trust or the performance or exercise of its rights, powers or duties hereunder, including the reasonable costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or the performance of any of its duties hereunder. The Trustee or the Agent, as the case may be, shall notify the Company promptly of any claim asserted against the Trustee or the Agent, as the case may be, or any of its officers, directors, employees and agents, as the case may be, for which any such Person may seek indemnity. The Company shall defend the claim and the Trustee or the Agent, as the case may be, shall cooperate in the defense. The Trustee or the Agent, as the case may be, or any of its officers, directors, employees and agents, as the case may be, may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the defense of the Trustee or Agent or any of its officers, directors, employees and agents, as the case may be, and there is no conflict of interest between the Company and the Trustee or Agent or any of its officers, directors, employees and agents, as the case may be, in connection with such defense as determined in good faith by the Trustee. The Company need not pay for any settlement made without its written consent.

                  (d) To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Debt Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee or as Paying Agent, except assets or money held in trust to pay principal of or interest on any particular Debt Securities. The obligations of the Company under this Section 7.07 shall survive the termination of this Indenture, the payment of the Debt Securities and the resignation or removal of the Trustee or any Agent.

                  (e) When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or clause (g) of
Section 6.01 in respect of Debt Securities of any series, such expenses and the compensation for such services in respect of the Debt Securities of such series are intended to constitute expenses of administration under any Bankruptcy Law.

                  (f) If the Company is required by law to deduct any Argentine withholding taxes from or in respect of any sum payable hereunder, the sum payable hereunder shall be increased by the amount necessary so that after making all the necessary deductions the Trustee will receive an amount equal to the sum it would have received had no such deductions been made.

                  SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign with respect to the Debt Securities of any series by so notifying the Company. The Holders of a majority in aggregate principal amount at maturity of the outstanding Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series by so notifying the Company and the Trustee in writing and may appoint a successor trustee in respect of the Debt Securities of such series with the Company's consent. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

                  (b) If, with respect to Debt Securities of any series, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of Debt Securities of such series of such event and shall promptly appoint a successor Trustee with respect to the Debt Securities of such series. Within one year after such successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Debt Securities of such series may appoint a successor Trustee in respect of the Debt Securities of such series to replace the successor Trustee in respect of the Debt Securities of such series appointed by the Company.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07 and payment of its fees and charges the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Debt Securities of the relevant series.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Debt Securities of the relevant series may petition any court of competent jurisdiction for the appointment of a successor Trustee in respect of the Debt Securities of such series.

                  (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 4.03 and Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

                  SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5) and Article 13 of the Negotiable Obligation Laws. The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least U.S.$100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other Debt Securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA

Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 7.12. Conditions of Agent's Obligations. Each Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights of the Holders of Debt Securities and owners of beneficial interests therein are subject:

                  (a) Agency. In acting under this Indenture and in connection with the Debt Securities, each Agent is acting solely as agent of the Company and does not assume any responsibility for the correctness of the recitals herein or in any Debt Securities or any obligation or relationship of agency or trust, for or with any of the beneficial owners or Holders of any Debt Securities. The Agents make no representation as to the validity or sufficiency of this Indenture, any offering materials or any Debt Securities. The Agents shall not be accountable for the use or application by the Company of any of any Debt Securities or of the proceeds thereof.

                  (b) Advice of Counsel. Each Agent may consult with its respective counsel or other counsel (which may be an employee of or counsel to the Company) satisfactory to it, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by them hereunder in good faith and in accordance with such opinion.

                  (c) Reliance. Each Agent appointed by the Company pursuant to this Indenture shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Debt Security, written notice, direction, consent, certificate, affidavit, statement, or other paper or document delivered to and believed by it, in good faith, to be genuine and to have been passed upon or signed by the proper parties.

                  (d) Interest in Debt Securities, Etc. Each Agent and its respective officers, directors and employees may become the owners of, or acquire any interest in, any Debt Security, with the same rights that it would have if it were not such Agent or such person and may engage or be interested in any financial or other transaction with the Company, and may act on, or as depositary, trustee or agent for, any committee or body of Holders or owners of Debt Securities or interests therein or other obligations of the Company as freely as if it were not such Agent or such Person.

                  (e) Non-liability for Interest. Subject to any written agreement between the Company and any Paying Agent to the contrary, each of the Paying Agents shall not be under any liability for interest on, or to invest, monies at any time received by it pursuant to any of the provisions of this Indenture or the Debt Securities of any series.

                  (f) Certifications. Whenever in the administration of this Indenture any Agent shall deem it to be desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Officer and delivered to such Agent.

                  (g) No Implied Obligations. The duties and obligations of each Agent shall be determined solely by the express provisions of this Indenture, and each Agent shall not be liable except for the performance of such of its duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read against such Agent. No provision of this Indenture shall require any Agent to expend or risk its own funds or incur any liability or to perform any duty or exercise any right or power under this Indenture unless it receives an offer of security and indemnity reasonably satisfactory to it against any cost, expense or liability (including counsel fees) that might be incurred by performing any such duty or exercising any such right or power.

                  SECTION 7.13. Resignation and Appointment of Successor Agent.
(a) Resignation. Each Agent may at any time resign in respect of the Debt Securities of any series by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 30 days from the date on which such notice is given, unless the Company agrees to accept shorter notice. Each Agent hereunder may be removed in respect of the Debt Securities of any series at any time by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, of the Registrar, Co-Registrar, any Paying Agent or any Transfer Agent (if such Paying Agent or Transfer Agent, as the case may be, is the only Paying Agent located in the place where, by the terms of any such Debt Security or this Indenture, the Company is required to maintain a Paying Agent or Transfer Agent, as the case may be) to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Company, as hereinafter provided, of a successor to such Agent in respect of the Debt Securities of such series. Upon an Agent's resignation or removal, such Agent shall be entitled to payment by the Company pursuant to Section 7.07 hereof of compensation for services rendered in respect of the Debt Securities of such series and to reimbursement of out-of-pocket expenses incurred hereunder in respect of the Debt Securities of such series.

                  (b) Successors. In case at any time the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent (if such Paying Agent or Transfer Agent, as the case may be, is the only Paying Agent or Transfer Agent in respect of the Debt Securities of such series, as the case may be, located in the place where by the terms of the Debt Securities of any series or this Indenture the Company is required to maintain a Paying Agent or Transfer Agent, as the case may be) shall, in respect of the Debt Securities of such series, resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency, reorganization or other similar legislation, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Co-Registrar, Registrar, Paying Agent or Transfer Agent, as the case may be, qualified as aforesaid, shall be appointed, in respect of the

Debt Securities of such series, by the Company by an instrument in writing, filed with the successor Co-Registrar, Registrar, Paying Agent or Transfer Agent, as the case may be, and the predecessor Co-Registrar, Registrar, Paying Agent or Transfer Agent, as the case may be. Upon the appointment as aforesaid of a successor Co-Registrar, Registrar, Paying Agent or Transfer Agent and acceptance by such successor of such appointment, the Co-Registrar, Registrar, Paying Agent or Transfer Agent so succeeded shall cease to be such Agent hereunder. If no successor Co-Registrar, Registrar, Paying Agent or Transfer Agent shall have been so appointed by the Company and shall have accepted appointment as hereinafter provided and, in the case of such other Paying Agent or Transfer Agent, if such other Paying Agent or Transfer Agent is the only Paying Agent or Transfer Agent located in a place where, by the terms of the Debt Securities of any series or this Indenture, the Company is required to maintain a Paying Agent or Transfer Agent in respect of the Debt Securities of such series, then any Holder of Debt Securities of such series who has been a bona fide Holder for at least six months, on behalf of himself and all others similarly situated, may appoint such successor, in respect of the Debt Securities of such series, or any such Holder of Debt Securities of such series or the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent in respect of the Debt Securities of such series. The Company shall give prompt written notice to each Agent of the appointment of any successor Agent in respect of the Debt Securities of such series.

                  (c) Acknowledgement. Any successor Agent appointed hereunder in respect of Debt Securities of any series shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Agent hereunder in respect of the Debt Securities of such series, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid in respect of the Debt Securities of such series shall thereupon become obligated to transfer, deliver and pay over, and such successor shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as such Agent hereunder in respect of the Debt Securities of such series.

                  (d) Merger, Consolidation, Etc. Any corporation into which any Agent hereunder may be merged, or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party, or any corporation to which any Agent shall sell or otherwise transfer all or substantially all the assets and corporate trust business of such Agent shall be the successor to such Agent under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  SECTION 7.14. Trustees Priority of Payment. Subject to any other rights available to the Trustee under any applicable law, when the Trustee incurs expenses or renders services after the occurrence of an Event of Default in respect of the Debt Securities of any series involving any general suspension of payment or moratorium or any similar proceeding affecting or relating to the debt or solvency of the Company, the parties hereto and the Holders and owners of beneficial interests in the Debt Securities of such series, by acceptance of the Debt Securities of such series or such interests, hereby agree that such expenses and the compensation for such services are intended to constitute expenses of administration under any applicable law governing such insolvency proceeding. The Trustee, to the extent permitted by applicable law, shall be entitled to payment of such expenses and compensation prior to disbursement of any sums to a party seeking payment of any claim arising out of this Indenture or the Debt Securities of such series, and the lien granted to the Trustee in Section 7.07(d) shall attach to such payment. The Trustee's rights under this Section 7.14 shall survive the resignation or removal of the Trustee in respect of Debt Securities of any series, the payment of the Debt Securities of such series and the termination of this Indenture.

                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

                  SECTION 8.01. Defeasance. (a) The Company may, at its option by Board Resolution, at any time, with respect to the Debt Securities of any series, elect to have either Section 8.01(b) or Section 8.01(c) be applied to the outstanding Debt Securities of any series upon compliance with the conditions set forth in Section 8.01(d).

                  (b) Upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Debt Securities of any series on the date the conditions set forth below in Section 8.01(d) are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under the Debt Securities of such series and this Indenture insofar as the Debt Securities of such series are concerned (and the Trustee, at the expense of the Company, shall promptly execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Debt Securities of such series to receive solely from the trust fund described in Section 8.01(d) below and as more fully set forth in Section 8.01(d), payments in respect of the principal of and interest on the Debt Securities of such series when such payments are due, (ii) the Company's obligations under Sections 2.06, 2.07, 2.15, 2.16 and 2.18, 4.02, 4.03, 7.07 and
this Section 8.01 (for purposes of applying Section 4.03, if the Trustee is required by law to withhold or deduct any amount for or on account of Argentine withholding taxes from payment made from any trust fund described in Section 8.02(d)(1) under or with respect to the Debt Securities of such series, such payment shall be made by the Company and the Company shall be deemed to have been so required to withhold or deduct), (iii) obligations listed in Section 8.03, and (iv) the Company's right of redemption pursuant to Section 3.01; provided that the change or amendment referred to therein occurs after the Defeasance is exercised by the Company in accordance with this Section 8.01, in which case the Company may redeem the Debt Securities of such series in accordance with Section 3.01 by complying with Article 3 and depositing with the Trustee in accordance with Section 3.05, an amount of money sufficient, together with all amounts held in trust pursuant to Section 8.01(d)(1) to pay the Redemption Price of all the Debt Securities of such series to be redeemed. Subject to compliance with this Section 8.01, the Company may exercise its option under this Section 9.01(b) notwithstanding the prior exercise of its option under Section 9.01(c) below with respect to the Debt Securities of such series.

                  (c) Upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections 4.04 through 4.20 with respect to the outstanding Debt Securities of such series on and after the date the conditions set forth below in Section 8.01(d) are satisfied (hereinafter, "Covenant Defeasance"), and the Debt Securities of such series shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders of Debt Securities of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Debt Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) in respect of the Debt Securities of such series, nor shall any event referred to in Section 6.01(d) or
Section 6.01(e) thereafter constitute a Default or an Event of Default in respect of the Debt Securities of such series but, except as specified above, the remainder of this Indenture and the Debt Securities of such series shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either Section 8.01(b) or Section 8.01(c) to the outstanding Debt Securities of any series:

                  (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, United States Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("United States Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment by the Company to the appropriate governmental authority of all Argentine federal and local taxes and United States federal, state and local taxes, if any, or other charges or assessments in respect thereof payable by the Trustee, in the opinion of the chief financial officer of the Company expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Debt Securities of such series on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Debt Securities;

                  (2) such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                  (3) no Default or Event of Default in respect of the Debt Securities of such series (i) shall have occurred or be continuing on the date of such deposit or (ii) shall occur on or before the 91st calendar day after the date of such deposit;

                  (4) the Company is not an "insolvent person" within the meaning of Argentine Bankruptcy Law on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period);

                  (5) such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it or its property is bound;

                  (6) the Company shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to United States federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (7) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act;

                  (8) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that Holders of the Debt Securities of such series shall have a perfected security interest under applicable law in United States Legal Tender or United States Government Obligations deposited pursuant to clause (1) above;

                  (9) the Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 90 days following the deposit, the trust funds will not be subject to any claims of the Company or the creditors, or any receiver, liquidator, trustee in bankruptcy or other Person exercising similar rights or powers under any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                  (10) the Company has delivered to the Trustee a Company Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the Defeasance or Covenant Defeasance, as applicable, contemplated by this Section 8.01 have been complied with; provided that no deposit under clause (1) above with respect to a defeasance pursuant to Section 8.01(b) shall be effective to terminate the obligations of the Company under the Debt Securities of such series or this Indenture with respect to the Debt Securities of such series prior to 90 days following any such deposit.

                  (e) In the event all or any portion of the Debt Securities of any series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company. In connection with the issuance of Debt Securities the proceeds of which will be used to redeem all the Debt Securities of such series then outstanding, none of Sections 4.04, 4.06 or 4.09 shall be violated by the issuance of the Debt Securities of such series to the extent the Company complies with all of the provisions of this Section 8.01(d) other than
Section 9.01(d)(2).

                  SECTION 8.02. Termination of Obligations upon Cancellation of the Debt Securities. In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to the Debt Securities of any series. (subject to Section 8.03) when:

                  (a) all the Debt Securities of such series theretofore authenticated and delivered (other than the Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation;

                  (b) the Company has paid or caused to be paid all other sums payable hereunder and under the Debt Securities of such series by the Company; and

                  (c) the Company has delivered to the Trustee a Company Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture with respect to the Debt Securities of such series have been complied with.

                  SECTION 8.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Debt Securities shall comply with the TIA as then in effect.

                  SECTION 8.04. Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Debt Securities of any series and of the Debt Securities of any series referred to in
Section 8.01 or 8.02, all of the provisions offering protection, immunity or indemnity to the Trustee and any Agent shall survive and the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12, 2.13, 2.14, 4.01, 4.02, 4.03, 6.07,
7.07, 7.08, 8.05, 8.06 and 8.07 shall survive until the Debt Securities of such series are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 4.03, 7.07, 8.05, 8.06 and 8.07 shall survive.

                  SECTION 8.05. Acknowledgment of Discharge by Trustee. Subject to Section 8.07, after (a) the conditions of Section 8.01 or 8.02 have been satisfied with respect to the Debt Securities of any series, (b) the Company has paid or caused to be paid all other sums payable hereunder with respect to the Debt Securities of such series by the Company and (c) the Company has delivered to the Trustee a Company Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (a) above relating to the satisfaction and discharge of this Indenture with respect to the Debt Securities of such series have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture with respect to the Debt Securities of such series except for those surviving obligations specified in Section 9.03.

                  SECTION 8.06. Application of Trust Assets. The Trustee shall hold any United States Legal Tender or United States Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01 in respect of Debt Securities of any series. The Trustee shall apply the deposited United States Legal Tender or the United States Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company), in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Debt Securities of such series. The United States Legal Tender or United States Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

                  SECTION 8.07. Repayment to the Company; Unclaimed Money. Upon termination of the trust established pursuant to Section 8.01 in respect of Debt Securities of any series, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess United States Legal Tender or United States Government Obligations held by them in respect of the Debt Securities of such series. Additionally, if money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay such unclaimed money to the Company at its written request and all liability of the Trustee and such Paying Agents with respect to such unclaimed money shall cease. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another Person.

                  SECTION 8.08. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States Legal Tender or United States Government Obligations deposited pursuant to Section 8.01 in respect of Debt Securities of any series in accordance with Section 8.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture with respect to the Debt Securities of such series and the Debt Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such United States Legal Tender or United States Government Obligations in accordance with Section 8.01.

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.01. Without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee, together, may amend, waive or supplement this Indenture or the Debt Securities of any series without notice to or consent of any Holder or any Holder of Debt Securities of such series, as the case may be:

                  (a) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not materially adversely affect the rights of any Holder;

                  (b)      to comply with Article 5;

                  (c) to provide for uncertificated Debt Securities of any series in addition to or in place of certificated Debt Securities of such series;

                  (d) to make any other change that does not materially adversely affect the rights of Holders of Debt Securities of any series; or

                  (e) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

provided that the Company has delivered to the Trustee an Opinion of Counsel and a Company Certificate, each stating that such amendment or supplement complies with and is permitted by the provisions of this Section 9.01.

                  SECTION 9.02. With Consent of Holders. (a) Subject to Section
6.07 and to the extent permitted by applicable law, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series obtained at a meeting of such Holders duly convened pursuant to Section 9.07, may amend, waive or supplement the provisions of this Indenture which affect the Debt Securities of such series or modify the rights of the Holders of Debt Securities of such series under this Indenture. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by the Company with any provision of this Indenture in respect of the Debt Securities of such series or the Debt Securities of such series without notice to any other Holder of Debt Securities of such series. Without the consent of each Holder of Debt Securities of such series affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

                  (1) change the principal amount at maturity of the Debt Securities of such series whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Debt Security of such series;

                  (2) reduce the rate or extend the time for payment of interest or Additional Amounts on any Debt Securities of such series;

                  (3) reduce the principal amount of any Debt Security of such series;

                  (4) change the Maturity Date of any Debt Security of such series, or alter the provisions of Section 4.03 or any of the redemption provisions of the Debt Securities of such series in a manner adverse to any Holder of Debt Securities of such series;

                  (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Debt Securities of such series or the rights of Holders of Debt Securities of such series to recover the principal of, interest on, or redemption payment with respect to, any Debt Security of such series;

                  (6) make any changes in Section 6.04, 6.07 or this third sentence of this Section 9.02;

                  (7) make the principal of, or the interest on any Debt Security of such series payable in money other than as provided for in this Indenture and the Debt Securities of such series as in effect on the date hereof; or

                  (8) affect the ranking of the Debt Securities of such series in a manner adverse to the Holders of Debt Securities of such series.

                  (b) It shall not be necessary for the consent of the Holders of Debt Securities of any series under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (c) After an amendment, supplement or waiver in respect of Debt Securities of any series under this Section 9.02 becomes effective, the Company shall mail to the Holders of Debt Securities of such series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or of Debt Securities of any series shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents. (a) Until an amendment, waiver or supplement in respect of Debt Securities of any series becomes effective, a consent to it by a Holder of Debt Securities of such series is a continuing consent by such Holder and every subsequent Holder of such Debt Security or portion of such Debt Security that evidences the same debt as such consenting Holder's Debt Security, even if notation of the consent is not made on any Debt Security of such series. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Debt Security or portion of such Holder's Debt Security by written notice to the Trustee and the Company received before the date on which the Trustee receives a Company Certificate certifying that the Holders of the requisite principal amount at maturity of Debt Securities of such series have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Debt Security of any series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders of Debt Securities of such series at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders of Debt Securities of such series after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  (c) After an amendment, supplement or waiver in respect of Debt Securities of any series becomes effective, it shall bind every Holder of Debt Securities of such series; provided that any such waiver shall not impair or affect the right of any Holder of Debt Securities of such series to receive payment of principal of and interest on a Debt Security of such series, on or after the respective due dates expressed in such Debt Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                  (d) The applicability of this clause is restricted only to such decisions in respect to which a meeting of Holders of Debt Securities of any series as provided in Section 9.06 of this Indenture is not required under Argentine law.

                  SECTION 9.05. Notation on or Exchange of Debt Securities. If an amendment, supplement or waiver changes the terms of Debt Security of any series, the Trustee may require the Holder of such Debt Security to deliver it to the Trustee. The Trustee may place an appropriate notation on such Debt Security about the changed terms and return it to such Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Debt Security shall issue and the Trustee shall authenticate a new Debt Security that reflects the changed terms.

                  SECTION 9.06. Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this
Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, in addition to the documents required by Section 10.04, and shall be fully protected in relying upon, an Opinion of Counsel and a Company Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture.

                  SECTION 9.07. Holders' Meetings. (a) The Company or the Trustee may at any time call a meeting of the Holders of the Debt Securities of any series for the purpose of considering and acting upon any proposed amendment, supplement or waiver in respect of the Debt Securities of such series to be authorized pursuant to this Article 9 or any other matter of interest to the Holders of the Debt Securities of such series. The meeting will be held simultaneously in Buenos Aires and in New York City and may be held in any additional city that the Company and the Trustee may determine by any means of telecommunication which permits the participants to hear and speak to each other, and such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting. In addition, the Company or the Trustee shall upon the written request of the Holders of at least 5% in aggregate principal amount of the outstanding Debt Securities of any series call such a meeting of the Holders of the Debt Securities of such series. In the event the Company or the Trustee shall fail to call a meeting requested by the Holders of the Debt Securities of such series as provided in the immediately preceding sentence, the meeting may he called by the CNV or by a competent court. If a meeting is being held pursuant to a request of Holders of the Debt Securities of any series, the agenda for such meeting shall be that set forth in the request made by such Holders and such meeting shall be convened within 40 days from the date such request is received by the Company or the Trustee. Notice of any meeting of Holders of the Debt Securities of any series, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken at such meeting), shall be given as specified in Section 10.01 at least twice, the first such notice to be given not less than 20 nor more than 40 days prior to the date fixed for the meeting and, in addition, shall be published on five different days, not less than 10 days nor more than 30 days prior to the date fixed for the meeting, in the Official Gazette of the Republic of Argentina (Boletin Oficial de la Republica Argentina) and in another widely circulated newspaper in the Republic of Argentina. To be entitled to vote at a meeting of Holders of the Debt Securities of any series a Person shall be (i) a Holder of one or more of the Debt Securities of such series as of the relevant record date determined pursuant to this Indenture or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of Debt Securities of such series of one or more Debt Securities of such series; provided that a Person appointed as chairman of a meeting may not be appointed as proxy. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities of any series shall be the Persons entitled to vote at such meeting and their financial and legal counsels, any representatives of the Company and its financial and legal counsels, any representatives of the Trustee and its financial and legal counsels and any representative of the CNV and each stock exchange, if any, on which the Debt Securities of such series are listed, if the rules of such exchange so require.

                  (b) The Persons entitled to vote 51% in aggregate principal amount of the Debt Securities of any series at the time outstanding shall constitute a quorum at any such meeting of Holders of Debt Securities of such series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum, within thirty minutes of the time appointed for any such meeting, the meeting may, to the extent permitted by law, be adjourned for a period of not less than 10 days nor more than 30 days, as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above and, in addition, published in the Official Gazette of the Republic of Argentina and in another widely circulated newspaper in the Republic of Argentina, except that such notice need be published only for three days beginning not less than eight days prior to the date on which such meeting is scheduled to be reconvened. The Persons entitled to vote 51% in aggregate principal amount of the Debt Securities of such series at the time outstanding shall constitute a quorum at any such reconvened adjourned meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage in aggregate principal amount of Debt Securities of such series outstanding that shall constitute a quorum at such meeting.

                  (c) Any Holder of Debt Securities of any series who has executed an instrument in writing appointing a Person as proxy who is present at a meeting of Holders of Debt Securities of such series shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of such series duly held in accordance with this Section 9.06 shall, if otherwise in compliance with this Indenture, be binding on all the Holders of Debt Securities of such series whether or not present or represented at the meeting.

                  (d) The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank, trust company or judicially certified in the manner provided under Argentine law. The following Persons may not act as proxies: members of the Board of Directors or of the Supervisory Committee of the Company, and managers and other employees of the Company. The holding of Debt Securities shall be proved by the Register maintained in accordance with Section
2.15 or by a certificate or certificates of the Trustee; provided that the holding of a beneficial interest in a Global Debt Security shall be proved by a certificate or certificates of the Depositary.

                  (e) A representative of the Trustee shall act as the chairman of a meeting of Holders of Debt Securities of any series. If the Trustee fails to designate its own representative to act as chairman of such meeting, the Trustee shall designate a representative of the Holders of Debt Securities of such series to so act, and if no representative shall have been so designated, the Company shall designate a Person to act as chairman of such meeting. If the Company fails to designate such a Person, the CNV or the competent court shall designate a Person to act as chairman. The secretary of such meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Debt Securities of such series present or represented at such meeting. At any meeting of Holders of Debt Securities of any series, each Holder of Debt Securities of such series or such Holder's proxy shall be entitled to one vote for each U.S.$1,000 principal amount of Debt Securities of such series held by such Holder or so represented by such Holder; provided that no vote shall be cast or counted at any meeting in respect of any Debt Security of such series challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Debt Securities of such series or such Holder's proxy. Any meeting of Holders of Debt Securities of any series duly called at which a quorum is present may be adjourned one time and the meeting may be held as so adjourned without further notice.

                  (f) The vote upon any resolution submitted to any meeting of Holders of Debt Securities of any series shall be by written ballot on which shall be subscribed the signatures of the Holders of Debt Securities of such series or proxies and on which shall be inscribed the serial number or numbers of the Debt Securities of such series held or represented by them. The chairman of such meeting shall appoint two inspectors of votes who shall count all votes cast at such meeting, for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at such meeting. A record in duplicate of the proceedings of any meeting of Holders of Debt Securities of any series shall be prepared by the secretary of such meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of such meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of such meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at such meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                  (g) Decisions in respect of Debt Securities of any series shall be made by the affirmative vote of 51% of the Holders in aggregate principal amount of Debt Securities of such series at the time outstanding present or represented at a meeting of the Holders of Debt Securities of such series at which a quorum is present; provided, however, that the unanimous affirmative vote of the Holders of Debt Securities of such series shall be required to adopt a valid decision on any of the matters specified in clauses
(1) through (8) of Section 9.02 as requiring the consent of each Holder of each outstanding Debt Security of such series affected thereby.

                                   ARTICLE 10

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. (a) Any notice or communication desired or required to be given hereunder or under the Debt Securities shall be in writing and delivered in person or mailed by first class mail addressed if to the Company or the Trustee as follows or telecopied (receipt confirmed):

                  If to the Company:

                  Autopistas del Sol S.A.
                  Ruta Panamericana  2451
                  (B1609JVF) Boulogne
                  Buenos Aires
                  Argentina
                  Facsimile No.: (54) (11) 5789-8716
                  Attn: Chief Financial Officer

                  If to the Trustee:

                  JPMorgan Chase Bank
                  4 New York Plaza
                  15th Floor
                  New York, New York  10004
                  Facsimile No. (212) 623-6219
                  Attn: Institutional Trust Services

                  If to the Trustee's representative in Argentina:

                  JPMorgan Chase Bank
                  Av. Corrientes 411
                  (C1043AAE) Buenos Aires
                  Argentina
                  Facsimile No.: (54) (11) 4348-7365
                  Attn: Institutional Trust Services

The parties hereto by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  (b) Any notice or communication mailed to a Holder shall be mailed to such Holder at the Holder's address as it appears on the Register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

                  (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to any other Holders. Except for a notice to the Trustee, which is deemed to be given only when received, if a notice or communication is mailed in the manner provided above, it is deemed to be duly given hereunder or under the Debt Securities, whether or not received by the addressee.

                  (d) All notices to the Holders will be published to the extent required under applicable Argentine law, in Spanish (1) in the Official Gazette of Argentina, (2) in a leading newspaper having general circulation in Argentina, and (3) in the Bulletin of the Buenos Aires Stock Exchange so long as the Debt Securities of any series are listed on the Buenos Aires Stock Exchange. Notices will be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the latest such publication. In addition, all notices will be given to the relevant clearing systems for delivery to owners of beneficial interest in the Debt Securities through DTC and the Depositary for Euroclear and Clearstream, Luxembourg. In addition, the Company will be required to cause all such other publications of such notices as may be required from time to time by applicable Argentine and United States law and, if applicable, securities exchange regulations.

                  SECTION 10.02. Trust Indenture Act Controls. (a) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed to be included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  (b) If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 10.02(a), the imposed duties shall control.

                  SECTION 10.03. Communications by Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debt Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

                  SECTION 10.04. Opinions as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, including the issuance of any Debt Securities hereunder, the Company shall furnish to the Trustee:

                  (a) a Company Certificate (in form and substance satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel of the Company (in form and substance satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (c) an Opinion of Counsel (in form and substance satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with (which counsel, as to factual matters, may rely on an Opinion of Counsel of the Company).

                  SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Company Certificate required by Section 4.14, shall include in substance:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided that with respect to matters of fact an Opinion of Counsel may rely on a Company Certificate or certificates of public officials.

                  SECTION 10.06. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders of any series of Debt Securities. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 10.07. Governing Law. THIS INDENTURE AND THE DEBT SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE NEGOTIABLE OBLIGATIONS LAW SHALL GOVERN THE REQUIREMENTS FOR THE DEBT SECURITIES TO QUALIFY AS OBLIGACIONES NEGOCIABLES THEREUNDER WHILE SUCH LAW, TOGETHER WITH THE ARGENTINE BUSINESS COMPANIES LAW NO. 19,550, AS AMENDED, AND OTHER APPLICABLE ARGENTINE LAW AND REGULATIONS SHALL GOVERN THE CORPORATE POWER AND AUTHORITY OF THE COMPANY TO EXECUTE AND DELIVER THE DEBT SECURITIES, THE AUTHORIZATION AND PUBLIC OFFERING OF THE DEBT SECURITIES BY THE CNV, IF ANY, AND CERTAIN MATTERS RELATING TO MEETINGS OF HOLDERS OF THE DEBT SECURITIES, INCLUDING QUORUM, MAJORITY AND CONVENING REQUIREMENTS.

                  SECTION 10.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 10.09. No Recourse Against Others. Except as otherwise provided in Article 34 of the Negotiable Obligations Law, a director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Debt Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Debt Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Debt Securities.

                  SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Debt Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.11. Severability. In case any provision in this Indenture or in any series of Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  SECTION 10.12. Table of Contents, Headings, Etc. The Table of Contents, and headings of the Articles, Sections and Subsections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 10.13. Benefits of Indenture. Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 10.14. Independence of Covenants. All covenants and agreements in this Indenture shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  SECTION 10.15. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 10.16. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. (a) By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (the "Agent for Service") (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or the Debt Securities that may be instituted in any federal or state court in the Borough of Manhattan, City of New York, State of New York or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service and written notice of said service to the Company in accordance with Section 10.01 shall be deemed in every respect to be effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Debt Securities shall be outstanding; provided that the Company may (and, to the extent the Agent for Service ceases to be able to be served on the basis contemplated herein, shall), by written notice to the Trustee and the Holders in accordance with Section 10.01, designate such additional or alternative agent for service of process under this Section 10.16 that (A) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (B) is either (x) counsel for the Company or (y) a corporate service company that acts as agent for service of process for other Persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York. Nothing herein shall affect the right of the Trustee or any Holder to serve process or to commence legal proceedings or otherwise proceed against the Company in Argentina in any other manner permitted by law. The Company hereby waives irrevocably, to the extent permitted by law, any objection to the laying of venue in New York, New York, and any claim of inconvenient forum in respect of any such action in New York, New York to which it might otherwise be entitled in any actions arising out of or based on this Indenture or the Debt Securities.

                  (b) To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Debt Securities or the separate written instrument referenced in the first paragraph of this Section 10.16.

                  SECTION 10.17. Judgment Currency. The Company agrees to indemnify the Trustee and each Holder against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture or the Debt Securities and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such Person on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                  SECTION 10.18. Foreign Exchange Restrictions. Under the terms and conditions of the Debt Securities, in the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the Debt Securities will be made in United States dollars through (i) the sale of Bonos Externos de la Republica Argentina or of any other public or private bond issued in United States dollars in Argentina or (ii) any other legal mechanism of the acquisition of United States dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain United States dollars will be borne by the Company.

                                  * * * * * * *

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                      AUTOPISTAS DEL SOL S.A.

                                      By:_________________________________
                                         Name:
                                         Title

                                      JPMORGAN CHASE BANK, as Trustee,
                                         Co-Registrar and Principal Paying Agent

                                      By:________________________________
                                         Name:
                                         Title

                                      JPMORGAN CHASE BANK, as Registrar,
                                         Paying Agent and Transfer Agent

                                      By:________________________________
                                         Name:
                                         Title

                                                                       EXHIBIT A

                             [FORM OF DEBT SECURITY]
                 [ADD LEGEND IN EXHIBIT C IF A RESTRICTED NOTE]
               [ADD LEGEND IN EXHIBIT B IF A GLOBAL DEBT SECURITY]

                             AUTOPISTAS DEL SOL S.A.
              Incorporated in Buenos Aires, Republic of Argentina,
                   with Limited Liability ("sociedad anonima")
                   under the Laws of The Republic of Argentina
            with a Term of Duration Expiring on February 4, 2024, and
                 Registered with the Public Registry of Commerce
                       on February 4, 1994 under No. 950,
                   book 114, Volume A of Sociedades Anonimas,
                              and with Domicile at
     Av. Leandro N. Alem 986, 4th Floor (C1001AAR), Buenos Aires, Argentina
                          Paid in Capital at -: Pesos -

No.                                     U.S.$

CUSIP No.:
ISIN:
Common Code:

                  AUTOPISTAS DEL SOL S.A., a sociedad anonima existing under the laws of the Republic of Argentina, (the "Company," which term includes any successor corporation), for value received promises to pay to - or registered assigns, the principal sum of U.S.$ - million, on -, or such other amount as shall be the principal amount from time to time of this Debt Security in accordance with the terms of the within-mentioned Indenture.

                  Interest Payment Dates: - and -, commencing on -.

                  Record Dates: - and -, respectively.

                  Reference is made to the further provisions of this Debt Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  The issuance of the Debt Securities has been authorized by the Argentine Comision National de Valores (the "CNV") by Resolution No. - dated -. Such authorization means only that the Company has complied with the information requirements established by the CNV. This Debt Security is a negotiable obligation ("obligacion negociable") under, and has been issued pursuant to and in compliance with, all applicable requirements of the Negotiable Obligations Law of the Republic of Argentina, Law No. 23,576, as amended ("Ley de Obligaciones Negociables"), and other applicable Argentine laws and regulations.

                  This Debt Security has been issued pursuant to a resolution of an Extraordinary General Meeting of the shareholders of the Company adopted on - and resolutions of the Board of Directors of the Company adopted on -.

                               [Signatures Follow]

                  IN WITNESS WHEREOF, the Company has caused this Debt Security to be signed by its duly appointed Director and Member of the Supervisory Committee.

Dated:

                                                AUTOPISTAS DEL SOL S.A.

                                                By: ___________________________
                                                    Name:
                                                    Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Debt Securities of Autopistas del Sol S.A. issued under the within-mentioned Indenture.

Dated:

                                               JPMORGAN CHASE BANK, as Trustee

                                               By: ____________________________
                                                      Authorized Officer

                             AUTOPISTAS DEL SOL S.A.

                                 Debt Securities

                Argentine Negotiable Obligations Law: Indenture.

                  This Debt Security is an obligacion negociable under Argentine Law No. 23,576, as amended (Ley de Obligaciones Negociables) (the "Negotiable Obligations Law"), and is one of a duly authorized issue of Debt Securities of the Company designated as its -% Debt Securities due - (hereinafter called the "Debt Securities") limited in aggregate principal amount to U.S.$ - and issued under an Indenture, dated as of - (herein called the "Indenture"), among the Company, -, as Trustee, Co-Registrar and Principal Paying Agent (herein called the "Trustee"), and -, as Registrar, Paying Agent and Transfer Agent, to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

1.       Interest.

                  Autopistas del Sol S.A., a sociedad anonima existing under the laws of the Republic of Argentina (the "Company"), promises to pay interest on the principal amount of the Debt Securities at a rate of -% per annum from - to -. The Company will pay interest on - and - of each year (each, an "Interest Payment Date"), commencing on -. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 1.00% per annum ("Default Interest").

2.       Principal.

                  Subject to paragraphs 6, 7 and 8, principal will be payable at maturity on -.

3.       Method of Payment.

                  The Company shall pay interest on the Debt Securities (except Default Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the relevant Interest Payment Date, even if the Debt Securities are canceled on registration of transfer or registration of exchange after such Record Date. The Company shall pay principal, premium, if any, and interest in United States Legal Tender. Payments of principal of, premium, if any, and interest on the Debt Securities shall be made in accordance with the foregoing and subject to applicable laws and regulations, by check drawn on a bank in The City of New York mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Register, or, in the case of the final payment of principal hereunder upon maturity, redemption, repurchase or otherwise, by check drawn on a bank in The City of New York delivered to the Person entitled thereto upon surrender of the Debt Securities to any Paying Agent; provided, however, that any payments shall be made, in the case of a Holder of at least U.S.$250,000 aggregate initial principal amount of Debt Securities, by transfer to an account maintained by the payee with a bank located in The City of New York if such Holder so elects by giving notice in writing to any Paying Agent, not less than 15 days (or such fewer days as such Paying Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made.

                  If the due date for payment of any principal or interest in respect of any Debt Securities is not a business day at the place in which it is presented for payment, the Holder thereof will not be entitled to payment of the amount due until the next succeeding business day at such place and will not be entitled to any further interest or other payment in respect of any such delay.

4.       Paying Agent and Registrar.

                  Initially, - will act as Registrar, Paying Agent and Transfer Agent, and as representative of the Trustee in Argentina. Initially, - will act as Co-Registrar and Principal Paying Agent. The Company may change any Paying Agent, Registrar or Co-Registrar; provided that the Company shall promptly give notice to such Holder of any such change (i) by mailing such notice to Holder's address as it appears on the Register maintained by the Registrar with a copy mailed to the Trustee and (ii) by publication, but only to the extent required under applicable Argentine law, in accordance with Section 10.01 of the Indenture. The Company may, subject to certain exceptions, act as Registrar and/or Paying Agent.

5.       Indenture.

                  The Company issued the Debt Securities under the Indenture. Capitalized terms herein are used as defined in the Indenture, unless otherwise defined herein. The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture, until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Debt Securities are subject to all such terms, and Holders of Debt Securities are referred to the Indenture and the TIA for a statement of them.

                  The Debt Securities will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other present and future unsubordinated and unsecured obligations, except as such obligations may be preferred by mandatory provisions of applicable law.

6.       Redemption at the Option of the Company and Repurchase.

                  The Debt Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 calendar days' notice, at a Redemption Price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date.

                  The Company may at any time purchase Debt Securities in the open market, or by tender or private agreement at any price. Any Debt Securities so purchased may be held for the account of the Company or may be resold by the Company or may be delivered by the Company to the Trustee for cancellation.

7.       Redemption at the Option of the Company for Changes in Argentine Tax
         Laws.

                  The Debt Securities are subject to redemption in certain circumstances in accordance with Article 3 of the Indenture in whole, but not in part, at the option of the Company at any time at a Redemption Price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest, if any, to but not including the Redemption Date and any Additional Amounts payable with respect thereto as a result of certain changes in or amendments to the laws of Argentina affecting taxation as set forth in
Section 3.01(a) of the Indenture.

8.       Concession Redemption.

                  Upon a Concession Redemption, the Company will redeem all the Debt Securities at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to but not including the Redemption Date.

9.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debt Securities to be redeemed. Notice shall be given to Holders in accordance with Section
10.01 of the Indenture; provided, however, that for so long as the Debt Securities are represented in their entirety by Global Debt Securities, then notice shall be given (i) by mailing such notice to such Holder's address as it appears on the Register with a copy mailed to the Trustee and (ii) publication, but only to the extent required under applicable Argentine law. Debt Securities in denominations larger than U.S.$1,000 principal amount may be redeemed in part.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Debt Securities called for redemption shall have been deposited with the Paying Agent for redemption of such Debt Securities, then, such Debt Securities will cease to bear interest and the only right of the Holders of such Debt Securities will be to receive payment of the Redemption Price.

10.      Denomination; Transfer; Exchange.

                  The Debt Securities are in fully-registered form, without coupons, in denominations of U.S.$1.00 and multiples of U.S.$1.00 thereof. The Registrar shall register the transfer of or exchange of Debt Securities in accordance with the Indenture. The Registrar may require a Holder to, among other things, furnish appropriate endorsements and transfer documents and certifications and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted or required by the Indenture. The Registrar need not register the transfer of or exchange of any Debt Securities or portions thereof selected for redemption.

11.      Persons Deemed to Be Owners.

                  The registered Holder of a Debt Security shall be treated as the owner of it for all purposes.

12.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay such unclaimed money to the Company at its written request. Upon such payment, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.      Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits with the Trustee U.S. dollars or United States Government Obligations sufficient to pay the principal of and interest on the Debt Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Debt Securities.

14.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Debt Securities may be amended or supplemented with the consent (obtained at a Meeting of Holders duly convened pursuant to Section 9.07 of the Indenture) of the Holders of at least a majority in aggregate principal amount of the Debt Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent (obtained at a meeting of Holders' of the Debt Securities duly convened pursuant to Section
9.07 of the Indenture) of the Holders of a majority in aggregate principal amount of the Debt Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debt Securities to, among other things, cure any ambiguity, defect or inconsistency (provided that such amendment or supplement does not materially adversely affect the rights of any Holder), provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, comply with Article 5 of the Indenture or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Debt Security.

15.      Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The imitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations. Set forth below are certain covenants of the Company as set forth in the Indenture:

                  Limitation on Additional Indebtedness. Section 4.04 of the Indenture provides that the Company shall not create, incur, assume or issue, directly or indirectly, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of ("Incur"), or suffer to exist, any Indebtedness, except for Permitted Indebtedness. The Company will not, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Debt Securities pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company (other than obligations preferred by statute or operation of law).

                  Limitation on Liens. Section 4.05 of the Indenture provides that the Company shall not create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of its property, assets or revenues now owned or hereafter acquired unless the Debt Securities also are equally and ratably secured by such Lien.

                  Limitation on Sale and Leaseback Transactions. Section 4.06 of the Indenture provides that the Company will not enter into any Sale-Leaseback Transaction unless at least one of the following conditions is satisfied: (i) under the provision described in clause (xi) of the definition of Permitted Lien, the Company could create a Lien on the property to secure Indebtedness at least equal in amount to the Attributable Debt in connection with the Sale-Leaseback Transaction; or (ii) the Company within 90 days of the effective date of the Sale-Leaseback Transaction makes an optional prepayment in cash of any of its long-term senior Indebtedness (which may include the Debt Securities) at least equal in amount to the Attributable Debt in connection with the Sale-Leaseback Transaction; provided, however, that the Indebtedness prepaid is not owed to the Company or an Affiliate of the Company; provided further, however, that, in connection with any such prepayment, the Company shall cause the related loan commitment, (if any), to be reduced permanently in an amount equal to the principal amount so prepaid.

                  Limitation on Creation of Subsidiaries. Section 4.07 of the Indenture provides that the Company may not create any Subsidiaries.

                  Proceeds of Asset Sales. Section 4.08 of the Indenture provides that the Company shall not consummate any Asset Sale unless (i) the consideration in respect of such Asset Sale is at least equal to the Fair Market Value of the assets sold or otherwise disposed of (which shall be as determined by the Company's Board of Directors unless such Asset Sale is in excess of U.S.$5,000,000 in which case a fairness opinion from a nationally recognized investment banking firm will be required), (ii) at least 85% of the value of the consideration therefrom received by the Company is in the form of cash or Cash Equivalents or the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness of the Company with the effect that the Company shall not have any obligation with respect to such Indebtedness and (iii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing or be anticipated to occur.

                  Limitations on Transactions with Affiliates. Section 4.09 of the Indenture provides that the Company shall not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the lending of any funds) with or for the benefit of any of its Affiliates (an "Affiliate Transaction"), except in good faith and on terms that are fair and reasonable to the Company and no less favorable to the Company than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate. Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other aggregate market value in any fiscal year in excess of U.S.$1,000,000 must be approved prior to the consummation thereof by the Board of Directors of the Company and evidenced by a Board Resolution stating that such Board of Directors has, in good faith, determined that such transaction complies with the foregoing provisions. The foregoing restrictions will not apply to Permitted Affiliate Transactions.

                  Limitation on Investments, Loans and Advances. Section 4.10 of the Indenture provides that the Company will not make any Investments, except:
(i) Investments represented by accounts receivable created or acquired in the ordinary course of business; (ii) advances to employees in the ordinary course of business; and (iii) cash or Cash Equivalents.

                  Limitations on Dividends. Section 4.15 of the Indenture provides that the Company shall not declare or pay any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock)) at any time that any Debt Securities are outstanding.

                  Reports. For so long as the Debt Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company agrees to provide, at its own expense, to any Holder or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Debt Securities in compliance with Rule 144A under the Securities Act, including making available to Holders and to any prospective purchaser of Debt Securities, upon request by a Holder, or to any beneficial owner of Debt Securities in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act. In addition, the Company shall at its own expense and at all times comply with any applicable periodic reporting requirements of the CNV, the Buenos Aires Stock Exchange and the Mercado Abierto Electronico S.A., as in effect from time to time. The Company shall also comply with the other provisions of Section 314(a) of the TIA, to the extent applicable.

                  Limitation on Consolidations, Mergers and Sales of Assets.
Section 5.01 of the Indenture provides that the Company shall not consolidate with or merge with or into any other person or sell, assign, convey, lease or transfer all or substantially all of its properties and assets in a single transaction or through a series of transactions, if such transaction or series of transactions would result in a sale, conveyance, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company, unless, (i) such other Person is an Affiliate of the Company; (ii) the resulting, surviving or transferee person (the "Surviving Entity") is (x) the Company or (y) a sociedad anonima organized under the laws of the Republic of Argentina; (iii) the Surviving Entity shall have expressly assumed, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Indenture and the Debt Securities; (iv) immediately after giving effect to such transaction or series of transactions, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing under the Indenture; (v) the Surviving Entity shall immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, giving effect to such Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) (A) have a Net Worth equal to or greater than the Net Worth of the Company immediately prior to such transaction or series of transactions, (B) have a Current Ratio equal to or greater than the Current Ratio of the Company immediately prior to such transaction or series of transactions and (C) have a Leverage Ratio equal to or less than the Leverage Ratio of the Company immediately prior to such transaction or series of transactions; and (vi) the surviving entity shall have delivered to the Trustee under the Indenture a Company Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Section 5.01 and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

16.      Successors.

                  When a successor corporation assumes all of the obligations of the Company under the Indenture and under the Debt Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

17.      Defaults and Remedies.

                  If an Event of Default (other than an Event of Default specified in clause (f), (g), (h) or (k) of Section 6.01 of the Indenture) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities shall, declare the principal of, premium, if any, accrued interest and any other amounts (including, Additional Amounts and Default Interest, if any), on all the Debt Securities to be immediately due and payable. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause
(f), (g), (h) or (k) of Section 6.01 of the Indenture occurs and is continuing, then the principal of, premium, if any, accrued interest and any other amounts (including Additional Amounts and Default Interest, if any) on all the Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Debt Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Debt Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may, subject to certain exceptions set forth in the Indenture, withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest.

18.      Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of the Indenture or this Debt Security, the right of any Holder to receive payment of principal of, premium, if any, and accrued interest on, a Debt Security on or after the respective due dates expressed in such Debt Security, or to bring suit (including any "accion ejecutiva individual" pursuant to Article 29 of the Negotiable Obligations Law of Argentina) for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

19.      Individual Rights of Trustee.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

20.      No Recourse Against Others.

                  No director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligations of the Company under the Debt Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debt Securities.

21.      Authentication.

                  This Debt Security shall not be valid until the Trustee manually signs the certificate of authentication on this Debt Security.

22.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), J TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

23.      CUSIP Numbers.

                  The Company will cause CUSIP numbers to be printed on the Debt Securities as a convenience to the Holders of the Debt Securities. No representation is made as to the accuracy of such numbers as printed on the Debt Securities and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Chief Financial Officer, Autopistas de Sol S.A. -- Ruta Panamericana 2451, (B1609JVF) Boulogne, Buenos Aires, Argentina, telephone number (54) (11) 5789-8700.

24.      Governing Law.

                  The Indenture and the Debt Securities shall be governed by the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York; provided, however, that the Negotiable Obligations Law shall govern the requirements for the Debt Securities to qualify as obligaciones negociables thereunder while such law, together with the Argentine Business Companies Law no. 19,550, as amended, and other applicable Argentine law and regulations shall govern the corporate power and authority of the Company to execute and deliver the Debt Securities, the authorization and public offering of the Debt Securities by the CNV, and certain matters relating to meetings of Holders, including quorum, majority and convening requirements.

                                 ASSIGNMENT FORM

I or we assign and transfer this Debt Security to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint_______________________________________________________
agent to transfer this Debt Security on the books of the Company. The agent may substitute another to act for him or her.

Dated: _______________           Signed:_______________________________________
                                        (Sign exactly as name appears on  the
                                        other side of this Debt Security)

                                 Signature Guarantee:___________________________
                                                     Participant in a recognized
                                                     Signature Guarantee
                                                     Medallion Program (or other
                                                     signature guarantor program
                                                     reasonably acceptable to
                                                     the Trustee)

                                                                       EXHIBIT B

                    FORM OF LEGEND FOR GLOBAL DEBT SECURITIES

                  Any Global Debt Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Debt Security) in substantially the following form:

                  THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS DEBT SECURITY IS NOT EXCHANGEABLE FOR DEBT SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED N THE INDENTURE, AND NO TRANSFER OF THIS DEBT SECURITY (OTHER THAN A TRANSFER OF THIS DEBT SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                        FORM OF PRIVATE PLACEMENT LEGEND

                  THIS DEBT SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS ACQUIRING THIS DEBT SECURITY IN AN OFFSHORE TRANSACTION (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES THAT IT WILL NOT (WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS DEBT SECURITY) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS DEBT SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
         (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                       EXHIBIT D

                        Form of Transfer Certificate for
                     Transfer from Rule 144A Global Security
                         to Regulation S Global Security
              (Transfers pursuant to Section 2.16 of the Indenture)

JPMorgan Chase Bank
  as Trustee
4 New York Plaza
15th Floor
New York, New York 10004

                  Re:     Autopistas del Sol S.A.
                          -% Debt Securities (the "Debt Securities")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of - (the "Indenture") among Autopistas del Sol S.A. (the "Company"), as Issuer, JPMorgan Chase Bank, as Trustee, Co-Registrar and Principal Paying Agent, and JPMorgan Chase Bank, as Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to U.S.$- aggregate principal amount of Debt Securities which are evidenced by a Rule 144A Global Security (CUSIP No.-, ISIN-) and held with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Rule 144A Global Security to a person who will take delivery thereof in the form of an equal aggregate principal amount of Debt Securities evidenced by a Regulation S Global Security of the same series and of like tenor as the Debt Securities (CUSIP No.-, ISIN-).

                  In connection with such request and in respect of such Debt Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

                  (1) the offer of the Debt Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a Designated Offshore Securities Market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined herein or in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                           [Insert Name of Transferor]

                                           By:_______________________________
                                              Name:
                                              Title:

Dated: ______________________

cc: Autopistas del Sol S.A.

                                                                       EXHIBIT E

                        Form of Transfer Certificate for
                   Transfer from Regulation S Global Security
                          to Rule 144A Global Security
              (Transfers pursuant to Section 2.16 of the Indenture)

                                                                __________,_____

JPMorgan Chase Bank
   as Trustee
4 New York Plaza
15th Floor
New York, New York 10004

                  Re:        Autopistas del Sol S.A.
                             -% Debt Securities (the "Debt Securities")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of- (the "Indenture") among Autopistas del Sol S.A. (the "Company"), as Issuer, JPMorgan Chase Bank, as Trustee, Co-Registrar and Principal Paying Agent, and JPMorgan Chase Bank, as Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to U.S.$- aggregate principal amount of Debt Securities which are evidenced by a Regulation S Global Security (CUSIP No.-, ISIN -) and held with the Depositary through Euroclear or Clearstream, Luxembourg or both (Common Code -) in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Regulation S Global Security to a person who will take delivery thereof in the form of an equal aggregate principal amount of Debt Securities evidenced by a Rule 144A Global Securities of the same series and of like tenor as the Debt Securities (CUSIP No. -, ISIN -). The Transferor has informed such person that he is obtaining an interest in a Debt Securities that is subject to restrictions on transfer and that each subsequent transferee should be so informed.

                  In connection with such request and in respect of such Debt Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that the Debt Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Debt Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

                  The Transferor further certifies that it is not an "affiliate" of the Company within the meaning of the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        [Insert Name of Transferor]

                                        By:________________________________
                                           Name:
                                           Title:

Dated: ________________

cc:      Autopistas del Sol S.A.

                                                                       EXHIBIT F

                        Form of Transfer Certificate for
                    Transfer from Certificated Debt Security
                          to Rule 144A Global Security
              (Transfers pursuant to Section 2.16 of the Indenture)

                                                                __________,_____

JPMorgan Chase Bank
   as Trustee
4 New York Plaza
15th Floor
New York, New York 10004

                  Re:      Autopistas del Sol S.A.
                           -% Debt Securities (the "Debt Securities")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of- (the "Indenture") among Autopistas del Sol S.A. (the "Company"), as Issuer, JPMorgan Chase Bank, as Trustee, Co-Registrar and Principal Paying Agent, and JPMorgan Chase Bank, as Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to U.S.$- aggregate principal amount of Debt Securities which are held in the name of [insert name of transferor] (the "Transferor"), certificate number [insert certificate number]. The Transferor has requested a transfer of such Debt Securities to a person who will take delivery thereof in the form of an equal aggregate principal amount of Debt evidenced by a beneficial interest in a Rule 144A Global Security (CUSIP No. -, ISIN -). The Transferor has informed such person that he is obtaining an interest in a Debt Securities that is subject to restrictions on transfer and that each subsequent transferee should be so informed.

                  In connection with such request and in respect of such Debt Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that the Debt Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Debt Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

                  The Transferor further certifies that it is not an "affiliate" of the Company within the meaning of the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     [Insert Name of Transferor]

                                     By:_________________________________
                                        Name:
                                        Title:

Dated: ________________

cc:      Autopistas del Sol S.A.

                                                                       EXHIBIT G

                        Form of Transfer Certificate for
                    Transfer from Certificated Debt Security
                         to Regulation S Global Security
              (Transfers pursuant to Section 2.16 of the Indenture)

JPMorgan Chase Bank
   as Trustee
4 New York Plaza
15th Floor
New York, New York 10004

                  Re:      Autopistas del Sol S.A.
                           -% Debt Securities (the "Debt Securities")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of - (the "Indenture") among Autopistas del Sol S.A. (the "Company"), as Issuer, JPMorgan Chase Bank, as Trustee, Co-Registrar and Principal Paying Agent, and JPMorgan Chase Bank, as Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to U.S.$- aggregate principal amount of Debt Securities which are held in the name of [insert name of transferor] (the "Transferor"), certificate number [insert certificate number]. The Transferor has requested a transfer of such Debt Securities to a person who will take delivery thereof in the form of an equal aggregate principal amount of Debt evidenced by a beneficial interest in a Regulation S Global Security (CUSIP No. -, ISIN -). The Transferor has informed such person that he is obtaining an interest in a Debt Securities that is subject to restrictions on transfer and that each subsequent transferee should be so informed.

                  In connection with such request and in respect of such Debt Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

                  (1) the offer of the Debt Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a Designated Offshore Securities Market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined herein or in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                           [Insert Name of Transferor]

                                           By:_______________________________
                                              Name:
                                              Title:

Dated: _______________

cc:      Autopistas del Sol S.A.

                                                                       EXHIBIT H

                        Form of Transfer Certificate for
                    Transfer from Certificated Debt Security
                          to Certificated Debt Security
              (Transfers pursuant to Section 2.16 of the Indenture)

JPMorgan Chase Bank
   as Trustee
4 New York Plaza
15th Floor
New York, New York 10004

                  Re:      Autopistas del Sol S.A.
                           -% Debt Securities (the "Debt Securities")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of - (the "Indenture") among Autopistas del Sol S.A. (the "Company"), as Issuer, JPMorgan Chase Bank, as Trustee, Co-Registrar and Principal Paying Agent, and JPMorgan Chase Bank, as Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to U.S.$- aggregate principal amount of Debt Securities which are held in the name of [insert name of transferor] (the "Transferor"), certificate number [insert certificate number]. The Transferor has requested a transfer of such Debt Securities to the undersigned. The Transferor has informed such person that he is obtaining an interest in a Debt Securities that is subject to restrictions on transfer and that each subsequent transferee should be so informed.

                  Upon transfer, the transferred Debt Securities should be registered in the name of the new owner as follows:

                  Name: ____________________________

                  Address: __________________________

         [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          [Insert Name of Transferor]

                                          By:_______________________________
                                             Name:
                                             Title:

Dated: _______________

cc:      Autopistas del Sol S.A.

                       AUTOPISTAS DEL SOL S.A., as Issuer

                        JPMORGAN CHASE BANK, as Trustee,
                     Co-Registrar and Principal Paying Agent

                                       AND

                       JPMORGAN CHASE BANK, as Registrar,
                         Paying Agent and Transfer Agent

                         -------------------------------

                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of June [ ], 2004

                                  to INDENTURE
                           Dated as of June [ ], 2004

                                   Relating to

                             Step-Up Notes due 2014

                        --------------------------------

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                       ARTICLE 1
                                             DEFINITIONS AND INCORPORATION

Section 1.01.             Incorporation of Definitions..........................................................      2

Section 1.02.             Definitions...........................................................................      2

Section 1.03.             Other Definitions.....................................................................      4

Section 1.04.             Rules of Construction.................................................................      4

                                                        ARTICLE 2
                                                   THE STEP-UP NOTES

Section 2.01.             Form and Dating.......................................................................      5

Section 2.02.             Maximum Aggregate Principal Amount; Title and Terms...................................      5

Section 2.03.             Certificated or Global Notes in Registered Form.......................................      6

Section 2.04.             Further Issues of Step-Up Notes.......................................................      6

Section 2.05.             Waiver and Release....................................................................      6

                                                        ARTICLE 3
                                                REDEMPTION AND REPURCHASE

Section 3.01.             Mandatory Redemption..................................................................      6

Section 3.02.             Purchase of Step-Up Notes by the Company..............................................      7

                                                        ARTICLE 4
                                                        COVENANTS

Section 4.01.             Limitation on Liens...................................................................      7

Section 4.02.             Limitation on Sale and Leaseback Transactions.........................................      8

Section 4.03.             Limitation on Dividends...............................................................      8

Section 4.04.             Offer to Purchase upon Change of Control..............................................      9

Section 4.05.             Limitation on Additional Indebtedness.................................................     10

                                                       ARTICLE 5
                                             STEP-UP NOTES RESERVE ACCOUNT

Section 5.01.             Grant of Security Interest............................................................     12

Section 5.02.             Terms of the Step-Up Notes Reserve Account............................................     12

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
Section 5.03.             Release of Reserve Account Funds From the Step-Up Notes Reserve Account...............     13

Section 5.04.             Representations, Warranties and Covenants Specific to the Step-Up Notes Reserve
                          Account...............................................................................     14

Section 5.05.             Jurisdiction..........................................................................     14

                                                        ARTICLE 6
                                                      MISCELLANEOUS

Section 6.01.             Supplemental Indenture................................................................     15

Section 6.02.             Governing Law.........................................................................     15

Section 6.03.             No Adverse Interpretation of Other Agreements.........................................     15

Section 6.04.             No Recourse Against Others............................................................     15

Section 6.05.             Successors............................................................................     15

Section 6.06.             Severability..........................................................................     15

Section 6.07.             Table of Contents, Headings, Etc......................................................     16

Section 6.08.             Benefits of First Supplemental Indenture..............................................     16

Section 6.09.             Independence of Covenants.............................................................     16

Section 6.10.             Counterparts..........................................................................     16

Section 6.11.             Concerning the Trustee................................................................     16

EXHIBITS

A        Form of Step-Up Note
B        Form of Legend for Global Notes
C        Form of Private Placement Legend
D        Form of Original Issue Discount Legend

----------------
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June [ ], 2004, is among AUTOPISTAS DEL SOL S.A., a sociedad anonima existing under the laws of the Republic of Argentina, and registered with the Public Registry of Commerce on February 4, 1994 under No. 950, Book 114, Volume "A" of Sociedades Anonimas, with its current domicile at Av. Leandro N. Alem 986 4th Floor, (C1001AAR), Buenos Aires, Argentina (the "Company"), as Issuer, JPMORGAN CHASE BANK, as trustee (the "Trustee"), Co-Registrar and Principal Paying Agent, and in its individual capacity for the purposes of Article 5 herein (the "Bank"), and JPMORGAN CHASE BANK, as Registrar, Paying Agent and Transfer Agent, under the Indenture, dated as of June [ ], 2004, among the Company, JPMORGAN CHASE BANK, as Trustee, Co-Registrar and Principal Paying Agent, and JPMORGAN CHASE BANK, as Registrar, Paying Agent and Transfer Agent (the "Indenture," as supplemented and amended by this First Supplemental Indenture, the "Step-Up Notes Indenture").

                                    RECITALS

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company's Debt Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, without limitation on the aggregate principal amount of Debt Securities that may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, Section 2.02 of the Indenture provides for the issuance from time to time of Debt Securities of the Company, issuable for the purpose and subject to the limitations contained in the Indenture;

                  WHEREAS, the Company has duly authorized the creation of a new series of Debt Securities, consisting of an unlimited aggregate principal amount of Debt Securities known as its 10-Year Step-Up Notes due 2014 (the "Step-Up Notes"). The Step-Up Notes shall be issued at 100% of their principal amount as payment for previously outstanding indebtedness of the Company pursuant to the terms of an acuerdo preventivo extrajudicial the Company filed with a commercial court in the city of Buenos Aires on August 8, 2003 (the "APE"). The form and substance of each such issue of the Step-Up Notes and the terms, provisions and conditions of the Step-Up Notes shall be set forth as provided in this First Supplemental Indenture; and

                  WHEREAS, the Company has requested that the Trustee and the Bank execute and deliver this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Step-Up Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.

                  NOW THEREFORE, in consideration of these premises, the Company and the Trustee mutually covenant and agree for the benefit of the Holders from time to time of the Step-Up Notes as follows:

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION

                  SECTION 1.01. Incorporation of Definitions. For all purposes of this First Supplemental Indenture, capitalized terms used but not defined herein shall have the meanings specified in the Indenture. If any term is defined in this First Supplemental Indenture and in the Indenture, such term shall have the meaning assigned to it in this First Supplemental Indenture.

                  SECTION 1.02.     Definitions.

                  "7.00% Notes" means, together, the Debt Securities constituting the Company's 7.00% Listed Notes due 2009 and the 7.00% Unlisted Notes due 2009, each issued on the Issue Date.

                  "7.00% Notes Indenture" means the Indenture, as supplemented by the 7.00% Notes supplemental indenture, dated as of 2009, among the Company, JPMorgan Chase Bank, as the Trustee, Co-Registrar and Principal Paying Agent, and in its individual capacity as the Bank, and JPMorgan, as Registrar, Paying Agent and Transfer Agent, pursuant to which the 7.00% Notes are issued.

                  "7.00% Notes Reserve Account" means the non-interest bearing trust account established in the 7.00% Notes Indenture by the Company with the Bank to secure the payment of the scheduled interest obligations of the Company for the 7.00% Notes.

                  "APE" has the meaning set forth in the Recitals hereto.

                  "Bank" means the party named as such in this First Supplemental Indenture until a successor replaces it pursuant to the Step-up Notes Indenture and thereafter means such successor.

                  "Cash Tender Offer" means the cash tender offer conducted by the Company for its 9.35% Series A Senior Notes due 2004, 10.25% Series B Senior Notes due 2009 and certain of its bank debt, that closed on July 24, 2003.

                  "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Principal Shareholder and/or any of its Affiliates, (ii) a Person or Group of Persons (other than a Principal Shareholder and/or any of its Affiliates) will, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of Capital Stock of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily having the right to vote in the election of directors, or (iii) Argentina or any of its instrumentalities (including, without limitation, departments, districts and municipalities), including government-owned corporations or public entities, will own Capital Stock of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily having the right to vote in the election of directors.

                  "Company" means the party named as such in this First Supplemental Indenture until a successor replaces it pursuant to the Step-Up Notes Indenture and thereafter means such successor.

                  "Debt Principal Amortization" means, for any period, any amounts required to be paid toward the amortization, prepayment or redemption of principal on outstanding debt.

                  "EBITDA" means, with respect to any period, the Net Income of the Company for such period, (A) increased (to the extent deducted in calculating Net Income) by the sum of: (i) Income Taxes for that period; (ii) Financial and Holding Results for that period, to the extent negative; (iii) all depreciation expense of the Company for that period; (iv) amortization expense of the Company for that period; (v) any other extraordinary non-cash charges of the Company for that period, to the extent deducted in determining the Net Income of the Company, and (B) reduced (without duplication) by the sum of (i) Financial and Holding Results for that period, to the extent positive, (ii) amortization of negative goodwill for that period, (iii) non-cash royalty revenues for that period and (iv) other non-cash income, net (if positive) for that period, all determined in accordance with Argentine GAAP.

                  "Financial and Holding Results" means, for any period, financial and holding results as determined in accordance with Argentine GAAP.

                  "First Supplemental Indenture" means this First Supplemental Indenture as it may be amended or supplemented from time to time.

                  "Global Note" means a Step-Up Note evidencing all or a part of the Step-Up Notes, as the case may be, issued to the Depositary or its nominee in accordance with Section 2.03 and bearing the legend prescribed in Exhibit B.

                  "Income Taxes" means, for any period, all income taxes (including minimum notional income taxes) of the Company paid or accrued in accordance with Argentine GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses).

                  "Indenture" has the meaning specified in this First Supplemental Indenture.

                  "Installment Payment Date" means each June [ ] and December [ ], beginning on June [ ], 2010 and ending on June [ ], 2013.

                  "Issue Date" means the date on which the Step-up Notes are originally issued.

                  "Maturity Date" means June [ ], 2014.

                  "Net Income" means, for any period, the net income (loss) of the Company determined in accordance with Argentine GAAP.

                  "Record Date" means each May [ ], August [ ], November [ ] and April [ ].

                  "Solicitation Statement" means the Solicitation Statement, dated May 15, 2003, as amended or supplemented from time to time, pursuant to which the Company solicited powers of attorney to execute a consent to the APE.

                  "Step-Up Notes" has the meaning set forth in the Recitals hereto.

                  "Step-Up Notes Indenture" has the meaning set forth in the Recitals hereto.

                  "Trustee" means the party named as such in this First Supplemental Indenture until a successor replaces such party in accordance with the provisions of the Step-Up Notes Indenture, and thereafter means such successor.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  SECTION 1.03.     Other Definitions.

                                                                    Defined in
                 Term                                                 Section
                 ----                                               ----------
"Certificated Notes"............................................      2.03(c)
"Change of Control Date"........................................      4.04(a)
"Change of Control Offer".......................................      4.04(a)
"Change of Control Payment Date"................................      4.04(a)
"Change of Control Purchase Price"..............................      4.04(a)
"Regulation S Global Notes".....................................      2.03(b)
"Reserve Account Funds".........................................      5.02(d)
"Reserve Account Investments"...................................      5.02(e)
"Reserve Repayment" ............................................      5.03(a)
"Rule 144A Global Notes"........................................      2.03(a)
"Secured Obligations"...........................................      5.01
"Step-Up Notes Reserve Account".................................      5.01

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) "or" is not exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) provisions apply to successive events and transactions;

                  (e) "herein," "hereof" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (f) unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with

Argentine GAAP, and all financial statements required to be delivered hereunder shall be prepared in accordance with Argentine GAAP.

                                    ARTICLE 2

                                THE STEP-UP NOTES

                  SECTION 2.01. Form and Dating. (a) Each Step-Up Note shall be substantially in the form set forth in Exhibit A and contain the terms and provisions provided for therein and incorporated by reference herein, which shall for all purposes relevant to the Step-Up Notes issued hereunder replace in its entirety the form of Debt Security set forth in Exhibit A to the Indenture. If any provision of the Step-Up Notes Indenture limits, qualifies or conflicts with any term or provision of the Step-Up Notes, such provision in the Step-Up Notes shall control.

                  (b) Each of the Step-Up Notes shall be issued only in fully-registered form, without coupons, in denominations of U.S.$1.00 and multiples of U.S.$1.00 in excess thereof.

                  SECTION 2.02. Maximum Aggregate Principal Amount; Title and Terms. (a) The Step-Up Notes shall constitute a series of Debt Securities of the Company having an initial aggregate principal that is not limited. Upon receipt of a written order of the Company for the authentication and delivery of the Step-Up Notes and satisfaction of the requirements of Section 2.03 of the Indenture, the Trustee shall authenticate Step-Up Notes for original issuance in the principal amount set forth in such written order.

                  (b) The Step-Up Notes shall bear interest on the outstanding principal amount at a rate of (a) 3.00% per annum from August 8, 2003 to but not including June [ ], 2006, (b) 3.50% per annum from June [ ], 2006 to but not including June [ ], 2010, and (c) 5.00% per annum from June [ ], 2010 to June
[ ], 2014. Interest on the Step-Up Notes shall be payable in arrears on each Interest Payment Date to the person in whose name such Step-Up Note (or any predecessor Step-Up Notes) is registered at the close of business in The City of New York on the immediately preceding Record Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (c) The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 1.00% per annum.

                  (d) Each Step-Up Note and the Trustee's certificates of authentication thereon shall be substantially in the form set forth in Exhibit A, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Step-Up Notes Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, not inconsistent with the Step-Up Notes Indenture, as may be required to comply with any applicable law or rule or regulation, the Step-Up Notes Indenture, any rule of any securities exchange on which any of the Step-Up Notes may be listed, or of any governmental agency or any depositary thereof, and subject to the prior approval of the CNV where applicable, or as may, consistently herewith, be determined by the officers of the Company executing such Step-Up Notes, as evidenced by their execution of the Step-Up Notes.

                  SECTION 2.03. Certificated or Global Notes in Registered Form. (a) Step-Up Notes offered and sold in reliance on Rule 144A of the Securities Act shall be issued initially in the form of one or more permanent Global Notes ("Rule 144A Global Notes") in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary and shall bear the legends set forth in Exhibits B and C. The aggregate principal amount of any Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary.

                  (b) Step-Up Notes offered and sold in offshore transactions in reliance on Regulation S of the Securities Act or sold pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act shall be issued in the form of one or more permanent Global Notes ("Regulation S Global Notes") in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary and shall bear the legend set forth in Exhibit C. The aggregate principal amount of any Regulation S Global Note may from time to time be decreased or increased by adjustments made on the records of the Trustee, as custodian for the Depositary.

                  (c) Step-Up Notes offered and sold in reliance on the exemption from registration in Section 4(2) of the Securities Act to persons who are not "Qualified Institutional Buyers" as defined in Rule 144A shall be issued in the form of one or more Certificated Debt Securities ("Certificated Notes") in registered form, substantially in the form set forth in Exhibit A and shall bear the legend set forth in Exhibit D. Upon such issuance, the Registrar shall register such Certificated Debt Security in the name of the owner of such security and deliver the certificates for such Certificated Debt Securities to such owner.

                  SECTION 2.04. Further Issues of Step-Up Notes. The Company may from time to time without the consent of the Holders create and issue further notes, bonds or debentures having the same terms and conditions as the Step-Up Notes in all respects (or in all respects except for payment of interest scheduled and paid prior to such time), so that such further issue may be consolidated and form a single series with the outstanding Step-Up Notes.

                  SECTION 2.05. Waiver and Release. As part of the consideration for issuance of the Step-Up Notes, each Holder of Step-Up Notes, by accepting Step-Up Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any Director or Officer of the Company (accion de responsabilidad), and releases such Director or Officer from any liability, arising out of payments made by the Company as a result of the consummation of the Cash Tender Offer in accordance with the Offer to Purchase, dated May 15, 2003, as the same may have been amended.

                                    ARTICLE 3

                            REDEMPTION AND REPURCHASE

                  SECTION 3.01. Mandatory Redemption. On each Installment Payment Date, the Company shall redeem U.S.$ - million principal amount of Step-Up Notes at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to but not including the applicable Installment Payment Date.

                  SECTION 3.02. Purchase of Step-Up Notes by the Company. For purposes of this First Supplemental Indenture and the Step-Up Notes Indenture, Section 3.07 of the Indenture is hereby amended in its entirety as follows:

                           "SECTION 3.07.    Purchase of Step-Up Notes by
                  the Company. The Company may at any time during the first six months immediately following the Issue Date and thereafter following the maturity or earlier redemption of the 7.00% Notes purchase Step-Up Notes in the open market, or by tender or private agreement at any price. Any Step-Up Notes so purchased must be delivered by the Company to the Trustee for cancellation."

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01. Limitation on Liens. For purposes of this First Supplemental Indenture and the Step-Up Notes, the definition of "Permitted Liens" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

                           ""Permitted Liens" means: (i) Liens on the 7.00%
                  Notes Reserve Account and on the Step-Up Notes Reserve Account, (ii) any Lien existing as of the Issue Date; (iii) any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (b) taxes or other assessments, governmental charges or levies not yet delinquent or which are being contested in good faith, (c) security for payment of workers' compensation or other insurance or obligations arising from other social security laws, (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases, (e) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds or to secure permitted contracts for the purchase or sale of any currency, in each case entered into in the ordinary course of business,
                  (f) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, and (g) security for surety or appeal bonds; (iv) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company; (v) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company, and which are made on customary and usual terms applicable to similar properties; (vi) Liens securing Acquired Indebtedness, provided that such Liens do not extend to or cover any property or assets of the Company other than the property or assets so acquired; (vii) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted herein and is permitted to be refinanced pursuant to Article 4; provided that such Liens do not extend to or cover any property or assets of the Company not securing the Indebtedness so refinanced; (viii) Liens securing Capitalized Lease Obligations, purchase money mortgages or pledges or other purchase money Liens upon any property acquired, constructed or improved by the Company after the Issue Date which are acquired or held by such entity in the ordinary course of business and are securing solely the purchase, construction or improvement price or lease rental of such property or are Indebtedness incurred solely for the purpose of financing the acquisition or lease of such property (but only to the extent the Indebtedness secured by such Liens shall otherwise be permitted under the covenants set forth in
                  Article 4); (ix) any interest or title of a lessor or sublessor, or any Lien in favor of a landlord, arising under any real or personal property lease under which the Company is a lessee, sublessee or subtenant (other than any interest, title or Lien securing any Capitalized Lease Obligation); (x) Liens securing Indebtedness permitted under clause (ii) of
                  Section 4.04 and (xi) other Liens securing Indebtedness if the Indebtedness secured by the Lien, plus Attributable Debt in connection with Sale-Leaseback Transactions permitted in clause (a) of Section 4.06 (excluding Indebtedness secured by Liens permitted by (i) through (vii) and (ix) and (x) above), at the time of determination does not exceed U.S.$5,000,000 in the aggregate."

                  SECTION 4.02. Limitation on Sale and Leaseback Transactions. For purposes of this First Supplemental Indenture and the Step-Up Notes, clause (a) of Section 4.06 of the Indenture is hereby amended in its entirety to read as follows:

                           "(a) under the provision described in clause (xi) of
                  the definition of Permitted Lien, the Company could create a Lien on the property to secure Indebtedness at least equal in amount to the Attributable Debt in connection with the Sale-Leaseback Transaction; or".

                  SECTION 4.03. Limitation on Dividends. For the purposes of this First Supplemental Indenture and the Step-Up Notes, Section 4.15 of the Indenture is hereby amended as follows:

                           "SECTION 4.15.    Limitation on Dividends. "The
                  Company shall not declare or pay any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock)) (i) at any time, if any 7.00% Notes are outstanding, and (ii) thereafter, at any time that the Company's ratio of Indebtedness, as of the date of the Company's most recent quarterly balance sheet, to EBITDA for the four quarters immediately preceding such balance sheet date is greater than
                  4.5 to 1; provided that the aggregate amount of dividends declared or paid in any calendar year shall not exceed the aggregate principal amount of Step-Up Notes redeemed or repurchased in that calendar year."

                  SECTION 4.04.     Offer to Purchase upon Change of Control.
(a) Upon the occurrence of a Change of Control (the date of each such occurrence, a "Change of Control Date"), the Company shall notify the Holders (by mail and publication) in the manner described in Section 10.01 of the Indenture of such occurrence and shall make to all of the Holders an offer to purchase (a "Change of Control Offer") for cash, on a Business Day (a "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all of such Holder's Step-Up Notes then outstanding at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date. The Company will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes a Change of Control Offer that would be in compliance with the provisions described in this paragraph if it were made by the Company and (ii) such third party has purchased all the Step-Up Notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

                  (b) Notice of a Change of Control Offer shall be mailed by the Company (or caused to be mailed by the Company), with a copy to the Trustee, not less than 30 days nor more than 60 days before the Change of Control Payment Date to each Holder at its last registered address. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.04 and that all Step-Up Notes tendered for repurchase will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest on each Step-Up Note) and the Change of Control Payment Date;

                  (3) that any Step-Up Note not surrendered in accordance with clause (5) below for payment will continue to be outstanding and accrue interest;

                  (4) that any Step-Up Note surrendered for payment in accordance with clause (5) below pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company defaults in making payment therefore of the repurchase price plus accrued and unpaid interest, if any;

                  (5) that Holders electing to have a Step-Up Note purchased pursuant to a Change of Control Offer will be required to surrender such Step-Up Note, with the form entitled "Option of Holder to Elect Purchase" on the last page of such Step-Up Note completed, to the Paying Agent at the address specified in the notice no later than 5:00 p.m. New York City time on the Business Day immediately prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m. New York City time on the Business Day immediately prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Step-Up Note such Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Step-Up Note purchased, and promptly thereafter the Paying Agent shall redeliver such withdrawn Step-Up Notes to the Holder;

                  (7) that a Holder who has not surrendered such Holder's Step-Up Notes for purchase in accordance with clause (5) above pursuant to such Change of Control Offer by 5:00 p.m. New York City time on the Business Day prior to the Change of Control Payment Date will have no continuing right to require the Company to repurchase such Holder's Step-Up Notes;

                  (8) that Holders whose Step-Up Notes are tendered for purchase in part only will be issued new Step-Up Notes equal in principal amount at maturity to the principal amount at maturity of the unpurchased portion of such Step-Up Notes surrendered; and

                  (9) the circumstances and relevant facts regarding such Change of Control.

                  (c) On the Change of Control Payment Date, the Company shall
(i) accept for payment Step-Up Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) by 12:00 Noon New York City time on the Business Day immediately preceding the Change of Control Payment Date, deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Step-Up Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee, Step-Up Notes so accepted together with a Company Certificate identifying the Step-Up Notes or portions thereof tendered for payment. The Paying Agent shall promptly deliver to Holders of Step-Up Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or make available to such Holders a new Step-Up Note equal in principal amount at maturity to the principal amount at maturity of any unpurchased portion of such Step-Up Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.04, the Trustee shall act as the Paying Agent.

                  (d) The Company shall comply, to the extent applicable, with any tender offer rules under the Exchange Act which may then be applicable, including, but not limited to, Rule l4e-l thereunder, and any other applicable United States and Argentine laws, rules or regulations in connection with the repurchase of Step-Up Notes pursuant to a Change of Control Offer. To the extent that the provisions of any laws, rules or regulations conflict with the provisions of this Section 4.04, the Company shall comply with the applicable laws, rules and regulations and shall not be deemed to have breached its obligations under this Section 4.04 by virtue thereof.

                  SECTION 4.05. Limitation on Additional Indebtedness. For purposes of this First Supplemental Indenture and the Step-Up Notes, Section
4.04 of the Indenture is hereby amended in its entirety to read as follows:

                           SECTION 4.04.     Limitation on Additional
                  Indebtedness. (a) So long as any of the 7.00% Notes are outstanding, the Company shall not create, incur, assume or issue, directly or indirectly, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of ("Incur"), or suffer to exist, any Indebtedness, except for Indebtedness falling within at least one of the following categories (collectively, "Permitted Indebtedness"):

                           (i) Indebtedness under the 7.00% Notes and the Step-Up Notes and the indentures with respect to such 7.00% Notes and Step-Up Notes;

                           (ii) Indebtedness of the Company outstanding as of the date of the most recent amendment of or supplement to the Solicitation Statement as described therein;

                           (iii)    Acquired Indebtedness pursuant to a
                  transaction permitted to be incurred pursuant to Article 4; provided that prior to the maturity or earlier redemption of the 7.00% Notes, such Acquired Indebtedness may not exceed 10% of the Total Indebtedness of the Company as of the last audited balance sheet of the Company;

                           (iv) purchase money Indebtedness in an aggregate principal amount not in excess of U.S.$1,000,000 annually;

                           (v) any replacements, renewals, refinancings and extensions of the Indebtedness described in clauses (ii) through (iv) hereof; provided that any such replacement, renewal, refinancing and extension (A) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended, (B) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being replaced, renewed, refinanced or extended, and (C) in the case of any Indebtedness replacing, renewing, refinancing or extending Indebtedness which is pari passu to the 7.00% Notes and Step-Up Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7.00% Notes and Step-Up Notes or subordinated to the 7.00% Notes and Step-Up Notes, and, in the case of any Indebtedness replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7.00% Notes and Step-Up Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended;

                           (vi) 10% of the aggregate principal amount of any 7.00% Notes or Step-Up Notes cancelled or redeemed on or prior to the date of determination; and

                           (vii) Indebtedness not otherwise permitted to be incurred pursuant to clauses (i) through (vi) above, which, together with any other outstanding Indebtedness incurred pursuant to this clause (vii), has an aggregate principal amount not in excess of U.S.$10,000,000 at any time outstanding.

                           (b) So long as any of the 7.00% Notes are outstanding, the Company may incur any Indebtedness described in clause (vi) of Section 4.04(a) only on a subordinated basis and such Indebtedness must by its terms (or by the terms of any agreement governing such Indebtedness) be made expressly subordinated in right of payment of principal and interest and in right of timing of any payment of principal to the 7.00% Notes pursuant to subordination provisions that are substantively identical to the subordination provisions of Indebtedness (or such agreement) of the Company that are most favorable to the holders thereof (other than obligations preferred by statute or operation of law)."

                                    ARTICLE 5

                         STEP-UP NOTES RESERVE ACCOUNT

                  SECTION 5.01. Grant of Security Interest. As collateral security for the full and prompt payment or performance when due of all of the interest obligations of the Company on each Interest Payment Date for the Step-Up Notes (the "Secured Obligations"), the Company has established with the Bank under the 7.00% Notes Indenture the Step-Up Notes Reserve Account (the "Step-Up Notes Reserve Account") and grants to the Trustee a continuing first-priority Lien (which constitutes a Permitted Lien) upon and security interest in, and pledges and assigns to the Trustee all of the right, title and interest of the Company in and to the Step-Up Notes Reserve Account, all cash, securities, financial assets and other property held therein or credited thereto and all proceeds, income, and profits thereof. From the date hereof and continuing until the maturity or earlier redemption of the 7.00% Notes, the Step-Up Notes Reserve Account shall be maintained with and managed by the Bank, and the Bank shall act with respect thereto only in accordance with the Step-Up Notes Indenture.

                  SECTION 5.02.     Terms of the Step-Up Notes Reserve Account.
(a) From the date hereof and until maturity or earlier redemption of the 7.00% Notes, a Step-Up Notes Reserve Account shall be established and maintained by the Company with the Bank in the name "Autopistas del Sol S.A., subject to the lien and security interest in favor of JPMorgan Chase Bank, as Trustee for the Step-Up Notes" (or in the event a successor Trustee is appointed under the Step-Up Notes Indenture, a similar account shall be established consistently showing the name of such Trustee), which account shall be under the sole control of the Trustee in accordance with the Step-Up Notes Indenture. The Bank shall at all times comply with "instructions" (within the meaning of Section 9-104 of the UCC) or "entitlement orders" (within the meaning of Section 8-106 of the UCC) with respect to the Step-Up Notes Reserve Account from the Trustee without further consent of the Company or any other Person.

                  (b) So long as any 7.00% Note is outstanding, the Company shall have no right to withdraw, or to instruct any Person to withdraw, on its behalf any money from the Step-Up Notes Reserve Account. No passbook, certificate of deposit or other similar instrument evidencing the Step-Up Notes Reserve Account shall be issued, and the Trustee shall retain all contracts, receipts and other papers governing or evidencing the Step-Up Notes Reserve Account. All right, title and interest in and to any proceeds, income and profits of the Step-Up Notes Reserve Account shall vest in the Trustee and shall constitute part of the Step-Up Notes Reserve Account. The Company shall take such actions at its sole expense as shall be required to ensure that the Trustee has, from the date of any deposit as aforesaid, a first-priority Lien (subject to Permitted Liens) on the Step-Up Notes Reserve Account and all deposits and any other property therein for the benefit of the Trustee. The Company shall have no obligation under the Step-Up Notes Indenture to transfer or deposit any amounts into the Step-Up Notes Reserve Account.

                  (c) The Bank hereby waives any security interest with respect to the Step-Up Notes Reserve Account and shall not exercise any right of set-off or recoupment or similar right that it may otherwise have against the Step-Up Notes Reserve Account to satisfy obligations of the Company to the Trustee or to the Bank in any other capacity.

                  (d) The Bank shall hold monies deposited in the Step-Up Notes Reserve Account (the "Reserve Account Funds") in trust for, and shall not commingle such amounts with, any other amounts held on behalf of the Trustee or any other Person.

                  (e) The Step-Up Notes Reserve Account shall be a non-interest-bearing trust account of the type customarily maintained by the Bank. The Bank is hereby authorized and directed to invest any Reserve Account Funds into one or more of the following securities (the "Reserve Account Investments") as instructed by the Company, in writing, from time to time: (i) securities issued by the U.S. Government (or agencies or instrumentalities thereof) or securities which are fully guaranteed or insured by the U.S. Government (or agencies or instrumentalities thereof) and which mature in less than one (1) year; (ii) certificates of deposit issued by, or a money market account with, a commercial bank or trust company having total capital and surplus of at least U.S.$100,000,000 and which mature within 180 days; (iii) a money market mutual fund registered under the Investment Company Act which invests solely in cash and securities described in clauses (i) and/or (iv); or
(iv) commercial paper issued by any corporation organized and existing under the laws of the United States of America or any state thereof, which matures no more than one (1) year after the date issued and which, at the time of the acquisition thereof, has a rating of at least "A-2" from S&P or at least "P-2" from Moody's. Notwithstanding anything to the contrary set forth in the Step-Up Notes Indenture, in the absence of a written direction of the Company, any Reserve Account Funds deposited in the Step-Up Notes Reserve Account shall be invested by the Bank solely in money market deposit accounts. The Trustee shall not have any responsibility to the Company or the Holders for any losses arising in respect of any Reserve Account Funds on deposit in the Step-Up Notes Reserve Account, except to the extent that such loss or liability arises from the Trustee's negligence or willful misconduct. The Bank agrees to credit all Reserve Account Investments to the Step-Up Notes Reserve Account. The Bank agrees with the Trustee and the Company that all property credited to the Step-Up Notes Reserve Account shall be treated as a "financial asset" within the meaning of Section 8-102 of the UCC.

                  SECTION 5.03. Release of Reserve Account Funds From the Step-Up Notes Reserve Account. (a) To the extent that the Reserve Account Funds and the value of the Reserve Account Investments equal or exceed an amount equal to the next twelve months of scheduled interest payments on the Step-Up Notes (the "Reserve Repayment") and so long as, to the knowledge of the Trustee, no Event of Default has occurred and is continuing, the Trustee shall release such excess Reserve Account Funds to the Company or liquidate Reserve Account Investments, each in accordance with the Company's instructions to the Trustee specified in a Company Certificate. For the purpose of calculating whether the amount of Reserve Account Funds on deposit in the Step-Up Notes Reserve Account equals or exceeds the Reserve Repayment, the Reserve Account Investments shall be given a value equal to principal of and scheduled payments (including interest payments) with respect to any Reserve Account Investments.

                  (b) To the extent that any Reserve Account Funds or Reserve Account Investments remain following the maturity or earlier redemption of the 7.00% Notes, the Trustee shall release such Reserve Account Funds or liquidate Reserve Account Investments to the

Company, each in accordance with the Company's instructions to the Trustee specified in a Company Certificate.

                  (c) In the event the Company fails to make an interest payment (in part or in full) on the Step-Up Notes as required by the Step-Up Notes Indenture, the Trustee shall apply any Reserve Account Funds or liquidate, at its discretion, Reserve Account Investments held by it in the Step-Up Notes Reserve Account to the satisfaction of such unpaid interest obligations. Such application by the Trustee shall not give rise to an Event of Default under the Step-Up Notes Indenture or the Step-Up Notes.

                  (d) If an Event of Default has occurred and is continuing under the Step-Up Notes, and, if such Event of Default is required to be notified to the Trustee pursuant to Section 6.02 of the Indenture, and the Trustee has received written notice thereof from the Company or the Holders of 25% of the aggregate principal amount of the Step-Up Notes, the Trustee shall apply any Reserve Account Funds and Reserve Account Investments held by it in the Step-Up Notes Reserve Account to the satisfaction of any unpaid interest payment obligations of the Company under the Step-Up Notes.

                  SECTION 5.04. Representations, Warranties and Covenants Specific to the Step-Up Notes Reserve Account. The Company represents, warrants and covenants that the Lien on the Step-Up Notes Reserve Account granted pursuant to Section 5.01 is and will remain a valid, binding and enforceable Lien and security interest, securing the Company's scheduled interest payment obligations on the Step-Up Notes, ranking prior and superior to all other Liens thereon (other than Permitted Liens), and covenants that it shall take all necessary action to cause and maintain a perfected first-priority Lien (subject to Permitted Liens) in the Step-Up Notes Reserve Account, and to allow the Trustee to exercise its rights, remedies, power and privileges to or with respect to the Step-Up Notes Reserve Account. The Company represents and warrants that as of the date hereof, all filings and other actions necessary or desirable for the purpose of registering notice of, perfecting and establishing the first-priority of such Lien (subject to Permitted Liens) and security interest have been duly made or taken. The Company agrees that at any time upon the reasonable request of the Trustee, the Company will, at the Company's sole expense, execute, acknowledge, deliver, record and/or file such documents or instruments as are required by applicable law and in form reasonably satisfactory to the Trustee, and do such acts and things as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of such Lien and security interest or to further assure, evidence, preserve or protect the perfection, ranking or other benefits thereof.

                  SECTION 5.05. Jurisdiction. For purposes of Sections 8-110, 9-304 and 9-305 of the UCC, New York shall be the "bank's jurisdiction" and the "securities intermediary's jurisdiction," in each case in connection with the Step-Up Notes Reserve Account.

                                    ARTICLE 6

                                  MISCELLANEOUS

                  SECTION 6.01. Supplemental Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture and shall be construed in connection with and as part of the Indenture. If any provision of this First Supplemental Indenture conflicts with any provision of the Indenture, the provisions of this First Supplemental Indenture shall control.

                  SECTION 6.02. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE STEP-UP NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE NEGOTIABLE OBLIGATIONS LAW SHALL GOVERN THE REQUIREMENTS FOR THE STEP-UP NOTES TO QUALIFY AS OBLIGACIONES NEGOCIABLES THEREUNDER WHILE SUCH LAW, TOGETHER WITH THE ARGENTINE BUSINESS COMPANIES LAW NO. 19,550, AS AMENDED, AND OTHER APPLICABLE ARGENTINE LAW AND REGULATIONS SHALL GOVERN THE CORPORATE POWER AND AUTHORITY OF THE COMPANY TO EXECUTE AND DELIVER THE STEP-UP NOTES, THE AUTHORIZATION AND PUBLIC OFFERING OF THE STEP-UP NOTES BY THE CNV, AND CERTAIN MATTERS RELATING TO MEETINGS OF HOLDERS OF THE STEP-UP NOTES, INCLUDING QUORUM, MAJORITY AND CONVENING REQUIREMENTS.

                  SECTION 6.03. No Adverse Interpretation of Other Agreements. This First Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, and any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.

                  SECTION 6.04. No Recourse Against Others. Except as otherwise provided in Article 34 of the Negotiable Obligations Law, a Director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Step-Up Notes or this First Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Step-Up Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Step-Up Notes.

                  SECTION 6.05. Successors. All agreements of the Company in this First Supplemental Indenture and the Step-Up Notes shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

                  SECTION 6.06. Severability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  SECTION 6.07. Table of Contents, Headings, Etc. The Table of Contents, and headings of the Articles, Sections and Subsections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 6.08. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Step-Up Notes, express or implied, shall give to any

Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  SECTION 6.09. Independence of Covenants. All covenants and agreements in this First Supplemental Indenture shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  SECTION 6.10. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 6.11. Concerning the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the Recitals hereto all of which are made solely by the Company.

                                  * * * * * * *

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                     AUTOPISTAS DEL SOL S.A.

                                     By: ________________________________
                                         Name:
                                         Title:

                                     JPMORGAN CHASE BANK, as Trustee,
                                         Co-Registrar and Principal Paying Agent

                                     By: ________________________________
                                         Name:
                                         Title:

                                     JPMORGAN CHASE BANK, as Registrar,
                                         Paying Agent and Transfer Agent

                                     By: ________________________________
                                         Name:
                                         Title:

                                     JPMORGAN CHASE BANK, as Bank

                                     By: ________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A

                         [FORM OF 10-YEAR STEP-UP NOTE]
                 [ADD LEGEND IN EXHIBIT C IF A RESTRICTED NOTE]
                   [ADD LEGEND IN EXHIBIT B IF A GLOBAL NOTE]

                             AUTOPISTAS DEL SOL S.A.
              Incorporated in Buenos Aires, Republic of Argentina,
                   with Limited Liability ("sociedad anonima")
                   under the Laws of The Republic of Argentina
            with a Term of Duration Expiring on February 4, 2024, and
                 Registered with the Public Registry of Commerce
                       on February 4, 1994 under No. 950,
                   book 114, Volume A of Sociedades Anonimas,
                              and with Domicile at
     Av. Leandro N. Alem 986, 4th Floor (C1001AAR), Buenos Aires, Argentina
                          Paid in Capital at -: Pesos -

                             STEP-UP NOTES DUE 2014

Certificate No.                             U.S.$

CUSIP No.:
ISIN:
Common Code:

                  AUTOPISTAS DEL SOL S.A., a sociedad anonima existing under the laws of the Republic of Argentina, (the "Company," which term includes any successor corporation), for value received promises to pay to - or registered assigns, the principal sum of U.S.$- million on -, or such other amount as shall be the principal amount from time to time of this Step-Up Note in accordance with the terms of the within-mentioned Step-Up Notes Indenture.

                  Interest Payment Dates: -, -, - and -, commencing on [the Issue Date].

                  Record Dates: -, -, - and -, respectively.

                  Reference is made to the further provisions of this Step-Up Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  The issuance of the Step-Up Notes has been authorized by the Argentine Comision National de Valores (the "CNV") by Resolution No. - dated -. Such authorization means only that the Company has complied with the information requirements established by the CNV. This Step-Up Note is a negotiable obligation ("obligacion negociable") under, and has been issued pursuant to and in compliance with, all applicable requirements of the Negotiable Obligations Law of the Republic of Argentina, Law No. 23,576, as amended ("Ley de Obligaciones Negociables"), and other applicable Argentine laws and regulations.

                  This Step-Up Note has been issued pursuant to a resolution of an Extraordinary General Meeting of the shareholders of the Company adopted on - and resolutions of the Board of Directors of the Company adopted on -.

                               [Signatures Follow]

                  IN WITNESS WHEREOF, the Company has caused this Step-Up Note to be signed by its duly appointed Director and Member of the Supervisory Committee.

Dated:

                                     AUTOPISTAS DEL SOL S.A.

                                     By: ________________________________
                                         Name:
                                         Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Step-Up Notes due - of Autopistas del Sol S.A. issued under the within-mentioned Step-Up Notes Indenture.

Dated:

                                     JPMORGAN CHASE BANK, as Trustee

                                     By: _______________________________
                                            Authorized Officer

                             AUTOPISTAS DEL SOL S.A.

                             Step-Up Notes Due 2014

                Argentine Negotiable Obligations Law: Indenture.

                  This Step-Up Note is an obligacion negociable under Argentine Law No. 23,576, as amended (Ley de Obligaciones Negociables) (the "Negotiable Obligations Law"), and is one of a duly authorized issue of Debt Securities of the Company designated as its Step-Up Notes due - (hereinafter called the "Step-Up Notes") limited in aggregate principal amount to U.S.$ - million and issued under an Indenture, dated as of - (herein called the "Indenture"), as supplemented and amended by a first supplemental indenture, dated as of - (the "First Supplemental Indenture" and, together with the Indenture, the "Step-Up Notes Indenture"), each among the Company, JPMorgan Chase Bank, as Trustee, Co-Registrar and Principal Paying Agent (herein called the "Trustee"), and JPMorgan Chase Bank, as Registrar, Paying Agent and Transfer Agent, to which Step-Up Notes Indenture and all Step-Up Notes Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Holders of the Step-Up Notes and of the terms upon which the Step-Up Notes are, and are to be, authenticated and delivered.

1.       Interest.

                  Autopistas del Sol S.A., a sociedad anonima existing under the laws of the Republic of Argentina (the "Company"), promises to pay interest on the outstanding principal amount of the Step-Up Notes at a rate of (a) 3.00% per annum from August 8, 2003 to -, (b) 3.50% per annum from - to -, and (c) 5.00% per annum from - to -. The Company will pay interest on -, -, - and - of each year (each, an "Interest Payment Date"), commencing on [the Issue Date]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 1.00% per annum ("Default Interest").

2.       Principal.

                  Subject to paragraphs 6, 7, 8 and 10, principal will be payable at maturity on -.

3.       Method of Payment.

                  The Company shall pay interest on the Step-Up Notes (except Default Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the relevant Interest Payment Date, even if the Step-Up Notes are canceled on registration of transfer or registration of exchange after such Record Date. The Company shall pay principal, premium, if any, and interest in United States Legal Tender. Payments of principal, premium, if any, and interest on the Step-Up Notes shall be made in accordance with the foregoing and subject to applicable laws and regulations, by check drawn on a bank in The City of New York mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Register, or, in the case of the final payment of principal hereunder upon maturity, redemption, repurchase or otherwise, by check drawn on a bank in The City of New York delivered to the Person entitled thereto upon surrender of the Step-Up Notes to any Paying Agent; provided, however, that any payments shall be made, in the
                  --------  -------
case of a Holder of at least U.S.$250,000 aggregate initial principal amount of Step-Up Notes, by transfer to an account maintained by the payee with a bank located in The City of New York if such Holder so elects by giving notice in writing to any Paying Agent, not less than 15 days (or such fewer days as such Paying Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made.

                  If the due date for payment of any principal or interest in respect of any Step-Up Note is not a business day at the place in which it is presented for payment, the Holder thereof will not be entitled to payment of the amount due until the next succeeding business day at such place and will not be entitled to any further interest or other payment in respect of any such delay.

4.       Paying Agent and Registrar.

                  Initially, JPMorgan Chase Bank will act as Registrar, Paying Agent and Transfer Agent, and as representative of the Trustee in Argentina. Initially, JPMorgan Chase Bank will act as Co-Registrar and Principal Paying Agent. The Company may change any Paying Agent, Registrar or Co-Registrar; provided that the Company shall promptly give notice to each Holder of any such
--------
change (i) by mailing such notice to such Holder's address as it appears on the Register maintained by the Registrar with a copy mailed to the Trustee and (ii) by publication, but only to the extent required under applicable Argentine law, in accordance with Section 10.01 of the Indenture. The Company may, subject to certain exceptions, act as Registrar and/or Paying Agent.

5.       Indenture.

                  The Company issued the Step-Up Notes under the Step-Up Notes Indenture. Capitalized terms herein are used as defined in the Step-Up Notes Indenture, unless otherwise defined herein. The terms of the Step-Up Notes include those stated in the Step-Up Notes Indenture and those made part of the Step-Up Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Step-Up Notes Indenture, until such time as the Step-Up Notes Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Step-Up Notes Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Step-Up Notes are subject to all such terms, and Holders of Step-Up Notes are referred to the Step-Up Notes Indenture and the TIA for a statement of them.

                  Except to the extent of the balance held in the Step-Up Notes Reserve Account to secure certain payments under the Step-Up Notes, the Step-Up Notes will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other present and future unsubordinated and unsecured obligations, except as such obligations may be preferred by mandatory provisions of applicable law.

6.       Redemption at the Option of the Company and Repurchase.

                  The Step-Up Notes will be subject to redemption at the option of the Company, in whole or in part, following the maturity or earlier redemption of the 7.00% Notes, upon not less than 30 nor more than 60 calendar days' notice, at a Redemption Price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date.

                  The Company may at any time during the first six months immediately following the Issue Date and thereafter following the maturity or earlier redemption of the 7.00% Notes purchase Step-Up Notes in the open market, or by tender or private agreement at any price.

                  Any Step-Up Notes so purchased or redeemed must be delivered by the Company to the Trustee for cancellation.

7.       Redemption at the Option of the Company for Changes in Argentine Tax
         Laws.

                  The Step-Up Notes are subject to redemption in certain circumstances in accordance with Article 3 of the Indenture in whole, but not in part, at the option of the Company at any time at a Redemption Price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest, if any, to but not including the Redemption Date, and any Additional Amounts payable with respect thereto as a result of certain changes in or amendments to the laws of Argentina affecting taxation as set forth in
Section 3.01(a) of the Indenture.

8.       Mandatory Redemption.

                  Commencing on - and on each - and - through -, the Company shall redeem U.S.$ - million principal amount of Step-Up Notes at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to but not including the Redemption Date.

                  Upon a Concession Redemption, the Company will redeem all the Step-Up Notes at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to but not including the Redemption Date.

9.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Step-Up Notes to be redeemed. Notice shall be given to Holders in accordance with Section 10.01 of the Indenture; provided, however, that for so long as the Step-Up Notes are represented in their entirety by Global Notes, then notice shall be given (i) by mailing such notice to such Holder's address as it appears on the Register with a copy mailed to the Trustee and (ii) publication, but only to the extent required under applicable Argentine law. Step-Up Notes in denominations larger than U.S.$1,000 principal amount may be redeemed in part.

                  Except as set forth in the Step-Up Notes Indenture, from and after any Redemption Date, if monies for the redemption of the Step-Up Notes called for redemption shall have been deposited with the Paying Agent for redemption of such Step-Up Notes, then, such Step-Up Notes will cease to bear interest and the only right of the Holders of such Step-Up Notes will be to receive payment of the Redemption Price.

10.      Change of Control Offer.

                  Upon the occurrence of a Change of Control of the Company, the Company is required to offer to repurchase all of the outstanding Step-Up Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of purchase.

11.      Denominations; Transfer; Exchange.

                  The Step-Up Notes are in fully-registered form, without coupons, in denominations of U.S.$1.00 and multiples of U.S.$1.00 in excess thereof. The Registrar shall register the transfer of or exchange of Step-Up Notes in accordance with the Step-Up Notes Indenture. The Registrar may require a Holder to, among other things, furnish appropriate endorsements and transfer documents and certifications and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted or required by the Step-Up Notes Indenture. The Registrar need not register the transfer of or exchange of any Step-Up Notes or portions thereof selected for redemption.

12.      Persons Deemed to Be Owners.

                  The registered Holder of a Step-Up Note shall be treated as the owner of it for all purposes.

13.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay such unclaimed money to the Company at its written request. Upon such payment, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

14.      Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits with the Trustee U.S. dollars or United States Government Obligations sufficient to pay the principal of and interest on the Step-Up Notes to redemption or maturity and complies with the other provisions of the Step-Up Notes Indenture relating thereto, the Company will be discharged from certain provisions of the Step-Up Notes Indenture and the Step-Up Notes.

15.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Step-Up Notes Indenture or the Step-Up Notes may be amended or supplemented with the consent (obtained at a meeting of Holders of Step-Up Notes duly convened pursuant to Section 9.07 of the Indenture) of the Holders of at least a majority in aggregate principal amount of the Step-Up Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent (obtained at a meeting of Holders of Step-Up Notes duly convened pursuant to Section 9.07 of the Indenture) of the Holders of a majority in aggregate principal amount of the Step-Up Notes then outstanding. Without notice to or consent of any Holder of Step-Up Notes, the parties thereto may amend or supplement the Step-Up Notes Indenture or the Step-Up Notes to, among other things, cure any ambiguity, defect or inconsistency (provided that such amendment or supplement does not materially adversely affect the rights of any Holder of Step-Up Notes), provide for uncertificated Step-Up Notes in addition to or in place of certificated Step-Up Notes, comply with Article 5 of the Indenture or comply with any requirements of the Commission in connection with the qualification of the Step-Up Notes Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Step-Up Note.

16.      Restrictive Covenants.

                  The Step-Up Notes Indenture imposes certain limitations on the ability of the Company to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations. Set forth below are certain covenants of the Company as set forth in the Step-Up Notes Indenture:

                  Limitation on Additional Indebtedness. Section 4.04 of the Indenture provides that the Company shall not create, incur, assume or issue, directly or indirectly, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of ("Incur"), or suffer to exist, any Indebtedness, except for Permitted Indebtedness. The Company may incur any Indebtedness described in Section 4.04(a)(vi) of the Indenture only on a subordinated basis and such Indebtedness must by its terms (or by the terms of any agreement governing such Indebtedness) be made expressly subordinated in right of payment of principal and interest and in right of timing of any payment of principal to the 7.00% Notes pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company (other than obligations preferred by statute or operation of law).

                  Limitation on Liens. Section 4.05 of the Indenture provides that the Company shall not create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of its property, assets or revenues now owned or hereafter acquired unless the Step-Up Notes also are equally and ratably secured by such Lien.

                  Limitation on Sale and Leaseback Transactions. Section 4.06 of the Indenture provides that the Company will not enter into any Sale-Leaseback Transaction unless at least one of the following conditions is satisfied: (i) under the provision described in clause (xi) of the definition of Permitted Lien, the Company could create a Lien on the property to secure Indebtedness at least equal in amount to the Attributable Debt in connection with the Sale-Leaseback Transaction; or (ii) the Company within 90 days of the effective date of the Sale-Leaseback Transaction makes an optional prepayment in cash of any of its long-term senior Indebtedness (which may include the Step-Up Notes) at least equal in amount to the Attributable Debt in connection with the Sale-Leaseback Transaction; provided, however, that the Indebtedness prepaid is not owed to the Company or an Affiliate of the Company; provided further, however, that, in connection with any such prepayment, the Company shall cause the related loan commitment, if any, to be reduced permanently in an amount equal to the principal amount so prepaid.

                  Limitation on Creation of Subsidiaries. Section 4.07 of the Indenture provides that the Company may not create any Subsidiaries.

                  Proceeds of Asset Sales. Section 4.08 of the Indenture provides that the Company shall not consummate any Asset Sale unless (i) the consideration in respect of such Asset Sale is at least equal to the Fair Market Value of the assets sold or otherwise disposed of (which shall be as determined by the Company's Board of Directors, unless such Asset Sale is in excess of U.S.$5,000,000, in which case a fairness opinion from a nationally recognized investment banking firm will be required), (ii) at least 85% of the value of the consideration therefrom received by the Company is in the form of cash or Cash Equivalents or the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness of the Company with the effect that the Company shall not have any obligation with respect to such Indebtedness and (iii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing or be anticipated to occur.

                  Limitations on Transactions with Affiliates. Section 4.09 of the Indenture provides that the Company shall not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the lending of any funds) with or for the benefit of any of its Affiliates (an "Affiliate Transaction"), except in good faith and on terms that are fair and reasonable to the Company and no less favorable to the Company than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate. Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other aggregate market value in any fiscal year in excess of U.S.$1,000,000 must be approved prior to the consummation thereof by the Board of Directors of the Company and evidenced by a Board Resolution stating that such Board of Directors has, in good faith, determined that such transaction complies with the foregoing provisions. The foregoing restrictions will not apply to Permitted Affiliate Transactions.

                  Limitation on Investments, Loans and Advances. Section 4.10 of the Indenture provides that the Company will not make any Investments, except:
(i) Investments represented by accounts receivable created or acquired in the ordinary course of business; (ii) advances to employees in the ordinary course of business; and (iii) cash or Cash Equivalents.

                  Limitations on Dividends. Section 4.15 of the Indenture provides that the Company shall not declare or pay any dividend or any other distribution on Capital Stock of the Company or any payment made to direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock)) (a) at any time, if any 7.00% Notes are outstanding, and (ii) thereafter at any time that the Company's ratio of Indebtedness, as of the date of the Company's most recent quarterly balance sheet, to EBITDA for the four quarters immediately preceding such balance sheet date is greater than 4.5 to 1; provided that the aggregate amount of dividends declared or paid in any calendar year shall not exceed the aggregate principal amount of Step-Up Notes redeemed or repurchased in that calendar year.

                  Reports. Section 4.16 of the Indenture provides that for so long as any of the Step-Up Notes remain outstanding and are "restricted securities" within the meaning of Rule 114(a)(3) under the Securities Act, the Company agrees to provide, at its own expense, to any Holder or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Step-Up Notes in compliance with Rule 144A under the Securities Act, including making available to Holders and to any prospective purchaser of the Step-Up Notes, upon request by a Holder, or to any beneficial owner of the Step-Up Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act. In addition, the Company shall at its own expense and at all times comply with any applicable periodic reporting requirements of the CNV, the Buenos Aires Stock Exchange and the Mercado Abierto Electronico S.A., as in effect from time to time. The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act, to the extent applicable.

                  Limitation on Consolidations, Mergers and Sales of Assets.
Section 5.01 of the Indenture provides that the Company shall not consolidate with or merge with or into any other person or sell, assign, convey, lease or transfer all or substantially all of its properties and assets in a single transaction or through a series of transactions, if such transaction or series of transactions would result in a sale, conveyance, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company, unless (i) such other Person is an Affiliate of the Company, (ii) the resulting, surviving or transferee person (the "Surviving Entity") is (x) the Company or (y) a sociedad anonima organized under the laws of the Republic of Argentina; (iii) the Surviving Entity shall have expressly assumed, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Indenture and the Step-Up Notes; (iv) immediately after giving effect to such transaction or series of transactions, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing under the Indenture; (v) the Surviving Entity shall immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, giving effect to such Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) (A) have a Net Worth equal to or greater than the Net Worth of the Company immediately prior to such transaction or series of transactions, (B) have a Current Ratio equal to or greater than the Current Ratio of the Company immediately prior to such transaction or series of transactions and (C) have a Leverage Ratio equal to or less than the Leverage Ratio of the Company immediately prior to such transaction or series of transactions;

and (vi) the surviving entity shall have delivered to the Trustee under the Indenture a Company Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Section 5.01 and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

17.      Successors.

                  When a successor corporation assumes all of the obligations of the Company under the Step-Up Notes Indenture and under the Step-Up Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

18.      Defaults and Remedies.

                  If an Event of Default (other than an Event of Default specified in clause (f), (g), (h) or (k) of Section 6.01 of the Indenture) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Step-Up Notes may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Step-Up Notes shall, declare the principal of, premium, if any, accrued interest and any other amounts (including, Additional Amounts and Default Interest, if any), on all the Step-Up Notes to be immediately due and payable. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (f),
(g), (h) or (k) of Section 6.01 of the Indenture occurs and is continuing, then the principal of, premium, if any, accrued interest and any other amounts (including Additional Amounts and Default Interest, if any) on all the Step-Up Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Step-Up Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Step-Up Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Step-Up Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may, subject to certain exceptions set forth in the Indenture, withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest.

19.      Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of the Indenture or this Step-Up Note, the right of any Holder to receive payment of principal of, premium, if any, and accrued interest on, a Step-Up Note on or after the respective due dates expressed in such Note, or to bring suit (including any "accion ejecutiva individual" pursuant to Article 29 of the Negotiable Obligations Law of Argentina) for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

20.      Individual Rights of Trustee.

                  The Trustee under the Step-Up Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of Step-Up Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

21.      No Recourse Against Others.

                  No director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligations of the Company under the Step-Up Notes or the Step-Up Notes Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Step-Up Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Step-Up Notes.

22.      Authentication.

                  This Step-Up Note shall not be valid until the Trustee manually signs the certificate of authentication on this Step-Up Note.

23.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), J TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

24.      CUSIP Numbers.

                  The Company will cause CUSIP numbers to be printed on the Step-Up Notes as a convenience to the Holders of the Step-Up Notes. No representation is made as to the accuracy of such numbers as printed on the Step-Up Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Step-Up Notes Indenture. Requests may be made to the Chief Financial Officer, Autopistas de Sol S.A.--Ruta Panamericana 2451, (B1609JVF) Boulogne, Buenos Aires, Argentina, telephone number (54) (11) 5789-8700.

25.      Governing Law.

                  The Step-Up Notes Indenture and the Step-Up Notes shall be governed by the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York; provided, however, that the Negotiable Obligations Law shall govern the requirements for the Step-Up Notes to qualify as obligaciones negociables thereunder while such law, together with the Argentine Business Companies Law no. 19,550, as amended, and other applicable Argentine law and regulations shall govern the corporate power and authority of the

Company to execute and deliver the Step-Up Notes, the authorization and public offering of the Step-Up Notes by the CNV, and certain matters relating to meetings of Holders, including quorum, majority and convening requirements.

                                 ASSIGNMENT FORM

I or we assign and transfer this Step-Up Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Step-Up Note on the books of the Company.
The agent may substitute another to act for him or her.

Dated: _______________        Signed: __________________________________________
                                      (Sign exactly as name appears on the other side of this Step-Up Note)

                              Signature Guarantee: _____________________________
                                                   Participant in a recognized
                                                   Signature Guarantee Medallion
                                                   Program (or other signature
                                                   guarantor program reasonably
                                                   acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Step-Up Note purchased by the Company pursuant to Section 4.04 of the First Supplemental Indenture, check the box: [ ]

                  If you wish to have a portion of this Step-Up Note purchased by the Company pursuant to Section 4.04 of the First Supplemental Indenture, state the principal amount at maturity (such amount must be an authorized denomination): U.S.$__________

Date: _______________         Signature: _______________________________________
                                         (Sign exactly as name appears on the
                                         other side of this Step-Up Note)

                              Signature Guarantee: _____________________________
                                                   Participant in a recognized
                                                   Signature Guarantee Medallion
                                                   Program (or other signature
                                                   guarantor program reasonably
                                                   acceptable to the Trustee)

                                                                       EXHIBIT B

                         FORM OF LEGEND FOR GLOBAL NOTES

                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED N THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                        FORM OF PRIVATE PLACEMENT LEGEND

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
(2) AGREES THAT IT WILL NOT (WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS
NOTE) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                       EXHIBIT D

                     FORM OF ORIGINAL ISSUE DISCOUNT LEGEND

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION ABOUT THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY, PLEASE CONTACT THE FINANCIAL MANAGER AT AUTOPISTAS DEL SOL S.A., RUTA PANAMERICANA, ACCESO NORTE 2451, B1609JVF, BOULOGNE, BUENOS AIRES, ARGENTINA, TEL. (5411) 5789-8700.

                                      D-1